================================================================================


                           AGREEMENT OF COMBINATION

                                 BY AND AMONG

                          CCB FINANCIAL CORPORATION,

                                  CCBFC, INC.

                                      AND

                   CENTRAL CAROLINA BANK AND TRUST COMPANY,

                                      AND

                          STONE STREET BANCORP, INC.

                                      AND

                           STONE STREET BANK & TRUST


                             --------------------


                          DATED AS OF APRIL 13, 1999


================================================================================

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                                 DEFINITIONS..............................     2


                                  ARTICLE II

                     THE MERGERS AND RELATED TRANSACTIONS

2.1  Merger and Second Merger.............................................    13
2.2  Bank Merger..........................................................    13
2.3  Time and Place of Closing............................................    13
2.4  Effective Time.......................................................    13
2.5  Subsequent Actions...................................................    14
2.6  Advisory Directors...................................................    14

                                  ARTICLE III

                          MANNER OF CONVERTING SHARES

3.1  Conversion of Shares.................................................    15
3.2  Conversion of Options................................................    17
3.3  Anti-Dilution Provisions.............................................    17
3.4  Shares Held by CCBF or Stone Street..................................    17
3.5  Fractional Shares....................................................    17
3.6. Transfers............................................................    18

                                  ARTICLE IV

                              EXCHANGE OF SHARES

4.1  Exchange Procedures..................................................    18
4.2  Voting and Dividends.................................................    20

                                      (i)

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                                OF STONE STREET

5.1   Organization, Standing, and Authority.........................   20
5.2   Capital Stock.................................................   21
5.3   Stone Street Subsidiaries.....................................   21
5.4   Authorization of Merger, Bank Merger and Related Transactions.   22
5.5   SEC Filings; Financial Statements.............................   23
5.6   Books and Corporate Records...................................   23
5.7   Absence of Undisclosed Liabilities............................   24
5.8   Tax Matters...................................................   24
5.9   Allowance for Loan Losses.....................................   25
5.10  Assets........................................................   25
5.11  Compliance with Laws..........................................   26
5.12  Employee Benefit Plans........................................   26
5.13  Commitments and Contracts.....................................   29
5.14  Material Contract Defaults....................................   30
5.15  Legal Proceedings.............................................   30
5.16  Absence of Certain Changes or Events..........................   30
5.17  Reports.......................................................   30
5.18  Insurance.....................................................   31
5.19  Labor.........................................................   31
5.20  Material Interests of Certain Persons.........................   31
5.21  Registration Obligations......................................   31
5.22  Environmental Matters.........................................   31
5.23  Accounting; Tax; Regulatory Matters...........................   33
5.24  Brokers and Finders...........................................   33
5.25  State Takeover Laws...........................................   33
5.26  Charter Provisions............................................   33
5.27  Derivatives Contracts.........................................   33
5.28  Y2K Compliance................................................   33
5.29  Statements True and Correct...................................   34

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF CCBF

6.1   Organization, Standing, and Authority.........................   34
6.2   Capital Stock.................................................   35
6.3   CCBF Subsidiaries.............................................   35
6.4   Authorization of Merger and Related Transactions..............   36

                                     (ii)

6.5   SEC Filings; Financial Statements.................................    36
6.6   Absence of Undisclosed Liabilities................................    37
6.7   Tax Matters.......................................................    37
6.8   Compliance With Laws..............................................    38
6.9   Employee Benefit Plans............................................    38
6.10  Legal Proceedings.................................................    41
6.11  Absence of Certain Changes or Events..............................    41
6.12  Reports...........................................................    41
6.13  Accounting; Tax; Regulatory Matters...............................    42
6.14  Brokers and Finders...............................................    42
6.15  Capital Stock Issued in Merger....................................    42
6.16  Derivatives Contracts.............................................    42
6.17  Y2K Compliance....................................................    42
6.18  Statements True and Correct.......................................    42

                                  ARTICLE VII

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

7.1   Affirmative Covenants of Stone Street.............................    43
7.2   Negative Covenants of Stone Street................................    43
7.3   Covenants of CCBF.................................................    45
7.4   Adverse Changes in Condition......................................    45
7.5   Reports...........................................................    46
7.6   Confidentiality...................................................    46
7.7   Current Information...............................................    46
7.8   Registration Statement; Regulatory Matters........................    47
7.9   Directors' and Shareholders' Approvals............................    48
7.10  Agreements of Affiliates..........................................    48
7.11  Delivery of Monthly Financial Statements..........................    48
7.12  Tax-Free Reorganization...........................................    49
7.13  Press Releases....................................................    49
7.14  Exchange Listing..................................................    49
7.15  Miscellaneous Agreements and Consents.............................    49

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

8.1   Indemnification and Insurance.....................................    49
8.2   Employee Contracts; Employee Benefits; Director Benefits..........    50
8.3   Modification of Employee Benefits.................................    51

                                     (iii)

                                  ARTICLE IX

                                  CONDITIONS

9.1   Conditions to Each Party's Obligations to Effect the Merger..........  52
9.2   Conditions to the Obligations of Stone Street and Mocksville.........  53
9.3   Conditions to the Obligations of CCBF, CCBFC and CCB Bank............  54

                                   ARTICLE X

                                  TERMINATION

10.1  Termination..........................................................  55
10.2  Effect of Termination................................................  56
10.3  Expenses.............................................................  56
10.4  Wrongful Termination.................................................  56
10.5  Termination Fee......................................................  57

                                  ARTICLE XI

                              GENERAL PROVISIONS

11.1  Non-Survival of Representations, Warranties and Covenants Following
       the Effective Time..................................................  57
11.2  Entire Agreement.....................................................  57
11.3  Amendments...........................................................  57
11.4  Waivers..............................................................  58
11.5  No Assignment........................................................  58
11.6  Notices..............................................................  58
11.7  Severability.........................................................  59
11.8  Governing Law........................................................  60
11.9  Counterparts.........................................................  60
11.10 Captions; Articles; and Section......................................  60
11.11 Interpretations......................................................  60
11.12 Enforcement of Agreement.............................................  60

APPENDIX A     Plan of Merger

APPENDIX B     Bank Plan of Merger

APPENDIX C     Holding Company Plan of Merger

APPENDIX D     Affiliate Agreement

                                     (iv)

                           AGREEMENT OF COMBINATION


     This AGREEMENT OF COMBINATION (this "Agreement") is made and entered into as of April 13, 1999 by and among CCB Financial Corporation, a North Carolina corporation ("CCBF"), CCBFC, Inc., a North Carolina corporation and a newly-formed, wholly-owned subsidiary of CCBF ("CCBFC"), and Central Carolina Bank and Trust Company, a North Carolina commercial bank and a wholly-owned subsidiary of CCBF ("CCB Bank"), and Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street"), and Stone Street Bank & Trust, a North Carolina savings bank formerly known as "Mocksville Savings Bank, Inc., SSB" and a wholly-owned subsidiary of Stone Street ("Mocksville").

                             W I T N E S S E T H:

     WHEREAS, CCBF is a registered bank holding company and Stone Street is a registered savings bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

     WHEREAS, at the Effective Time, CCBFC shall merge with and into Stone Street (the "Merger"), with Stone Street as the surviving corporation (the "Surviving Corporation"), and Mocksville shall merge with and into CCB Bank ("Bank Merger"), with CCB Bank as the surviving financial institution (the "Surviving Bank"); and

     WHEREAS, immediately after the Effective Time, Stone Street shall merge with and into CCBF (the "Second Merger"), with CCBF as the surviving corporation of the Second Merger (the "Resulting Corporation").

     WHEREAS, the Executive Committees of the Boards of Directors of CCBF and CCB Bank, the Board of Directors of CCBFC, and the Boards of Directors of Stone Street and Mocksville have resolved, as applicable, that the Merger, the Bank Merger, the Second Merger, and the other transactions described herein are in the best interests of the parties and their respective shareholders and have approved this Agreement and authorized the execution hereof; and

     WHEREAS, the Boards of Directors of CCBF and CCB Bank, the shareholder of CCBFC and CCB Bank, the shareholders of Stone Street and the shareholder of Mocksville shall consider and act upon resolutions to approve and adopt this Agreement and to authorize the execution and delivery of such other agreements and other documents as are necessary to consummate, as applicable, the Merger, the Bank Merger and the Second Merger and such other transactions; and

     WHEREAS, CCBF, CCBFC, CCB Bank, Stone Street and Mocksville desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                  ARTICLE  I

                                  DEFINITIONS

     "Action" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities; provided such term shall include, notices, demand letters, or requests from any Environmental Agency.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Affiliate Agreement" shall mean the Affiliate Agreement substantially in the form of Appendix D hereto.

     "Agreement" shall mean this Agreement of Combination.

     "Allowance" shall have the meaning set forth in Section 5.9 of this Agreement.

     "AMEX" shall mean the American Stock Exchange, Inc.

     "Articles of Merger" shall have the meaning set forth in Section 2.4(a) of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Bank Act" shall mean Chapter 53 of the North Carolina General Statutes.

     "Bank Articles of Merger" shall have the meaning set forth in Section
2.4(b).

     "Bank Effective Time" shall have the meaning set forth in Section 2.4(b) of this Agreement.

     "Bank Merger" shall have the meaning set forth in the preamble to this Agreement.

     "BHCA" shall have the meaning set forth in the preamble to this Agreement.

     "Cash Election Shares" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "CCBF" shall have the meaning set forth in the preamble to this Agreement.

     "CCBFC" shall have the meaning set forth in the preamble to this Agreement.

     "CCB Bank" shall have the meaning set forth in the preamble to this Agreement.

     "CCBF Common Stock" shall have the meaning set forth in Section 3.1 of this Agreement.

     "CCBF Financial Statements" shall mean (i) the audited consolidated balance sheets of CCBF as of December 31, 1998 and 1997 and the related audited consolidated statements of income, shareholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the years ended December 31, 1998, 1997 and 1996, as have been Previously Disclosed and (ii) CCBF's unaudited consolidated balance sheet (including related notes and schedules, if any) and the related unaudited consolidated statements of income, shareholders' equity and cash flows for each three-month period subsequent to January 1, 1999 as will be provided to Stone Street prior to the Effective Time.

     "CCBF Rights" shall have the meaning set forth in Section 3.1 of this Agreement.

     "CCBF Rights Plan" shall have the meaning set forth in Section 3.1 of this Agreement.

     "CCBF SEC Reports" shall have the meaning set forth in Section 6.5 of this Agreement.

     "CCBF Stock Price" shall mean the closing sales price of CCBF Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by
CCBF) on the trading day, or the average closing sales price of CCBF Common Stock (determined as provided previously in this definition) over the number of consecutive trading days, specified in the context in which the defined term is used.

     "CCBF Subsidiaries" shall mean any or all of CCB Bank, American Federal Bank, F.S.B., and Central Carolina Bank - Georgia, all of which are subsidiaries of CCBF, and the following direct or indirect subsidiaries of CCBF: CCB Investment and Insurance Service Corporation, Southland Associates, Inc., CCBDE, Inc., Salem Trust Company; Corcoran Holdings, Inc.; AMFEDDE, Inc.; McBee Holdings, Inc.; Finance South, Inc.; Mortgage North, Inc.; Greenville Participations, Inc.; and, American Service Corporation of S.C.

     "Closing" shall have the meaning set forth in Section 2.3 of this Agreement.

     "Closing Date" shall have the meaning set forth in Section 2.3 of this Agreement.

     "Commission" shall mean the North Carolina Banking Commission.

     "Commissioner" shall mean the North Carolina Commissioner of Banks.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

     "Costs" shall have the meaning set forth in Section 10.3 of this Agreement.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Derivatives Contract" shall have the meaning set forth in Section 5.27 of this Agreement.

     "D&O Insurance" shall have the meaning set forth in Section 8.1(c) of this Agreement.

     "Effective Time" shall mean the time and date specified pursuant to Section
2.6 of this Agreement as the effective time of the Merger.

     "Electing Holder" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Employee Benefit Plan" shall mean any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (v) stock option, stock purchase, stock appreciation, stock or cash bonus, or similar plan or arrangement.

     "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA
Section 3(1).

     "Environmental Agency" means the United States Environmental Protection Agency or any other federal, state, or local agency responsible for regulating or enforcing laws, relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of any substance presently listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     "Environmental Costs" shall mean the total projected cost of curing all indicated violations of Environmental Laws and all related remediation required by applicable Environmental Laws and Environmental Agencies with respect to the Assets of Stone Street and the Stone Street Subsidiaries, with such total projected cost being determined by an environmental engineering firm selected by CCBF, and reasonably satisfactory to Stone Street, and being set forth in a written report of such firm to CCBF and Stone Street detailing the bases of such projected costs and the standards used for their determination; provided, however, that such total projected cost shall be reduced by any insurance proceeds or governmental reimbursements which at or before the Effective Time CCBF or Stone Street has received or is entitled to receive under the Law.

     "Environmental Law" shall mean any Law, Permit, Consent, Order, or agreement with any Environmental Agency relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or (ii) the use, storage, recycling, disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.6 of this Agreement.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1 of this Agreement.

     "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "Federal Reserve" shall mean the Federal Reserve Bank of Richmond acting under delegated authority from the Federal Reserve Board, or any successor thereto.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

     "Fiduciary" shall have the meaning set forth in ERISA Section 3(21).

     "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time, as applied by the entity in respect of which the term is used consistently with its past practices.

     "Hazardous Materials" shall mean solid waste (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C.A. (S) 6901 et seq. ("RCRA"), and the regulations adopted pursuant to RCRA), hazardous waste (as that term is defined under RCRA, and the regulations adopted pursuant to RCRA), hazardous substances (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. (S) 9601, et seq. ("CERCLA"), and the regulations adopted pursuant to CERCLA), and other pollutants, including, without limitation, any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, or chemicals.

     "Holding Company Plan of Merger" shall have the meaning set forth in
Section 2.4(c) of this Agreement.

     "HSR Act"  shall have the meaning set forth in Section 5.4(c).

     "IRS" shall mean the Internal Revenue Service.

     "Indemnifiable Losses" shall mean any and all Actions, Orders, damages, penalties, fines, costs, amounts paid in settlement or compromise, Liabilities, expenses, fees (including attorneys' fees awarded to third parties), court costs, and reasonable attorneys', expert witnesses', consultants', and accountants' fees and expenses incurred by an Indemnified Party as a result or by reason of the Indemnifying Party's breach of its obligations under this Agreement or violation of Law, except to the extent that such otherwise Indemnifiable Losses arise as a result or by reason of the Indemnified Party's breach of its obligations under this Agreement or its violation of Law.

     "Knowledge," when used in the phrase "to the Knowledge" or a similar phrase, shall mean the knowledge of the senior executive officers (including, without limitation, the senior executive officers responsible for Tax matters) of CCBF (with respect to CCBF, CCBFC and CCB Bank) or Stone Street (with respect to Stone Street and Mocksville), as applicable, after reasonable inquiry of the other executive officers and the directors of CCBF (with respect to CCBF, CCBFC and CCB Bank) or Stone Street (with respect to Stone Street and Mocksville), as applicable.

     "Liabilities" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Law" shall mean any federal, state, local or foreign statute, code, law, ordinance, regulation, rule, code, order, reporting requirement or licensing requirement, including, without limitation, the BHCA, the Bank Act, the Savings Bank Act, the FDIA and the NCBCA.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, deed of trust, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Person, pledges to secure deposits and other Liens incurred in the ordinary course of the financial institution business, and (iii) Liens which do not materially impair the use of, title to, or the ability to sell or transfer for fair value the Assets subject to such Lien.

     "Material Adverse Event" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, the Bank Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Event" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, savings banks, and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed Consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.

     "Merger" shall have the meaning set forth in the preamble to this Agreement.

     "Mocksville" shall have the meaning set forth in the preamble to this Agreement.

     "MRP Rights" shall mean the rights of a qualified participant in the Stone Street MRP Plan to have issued and outstanding shares of Stone Street Common Stock vested in such participant as provided in the Stone Street MRP Plan.

     "New Building" shall mean the building (and related improvements) under construction by Mocksville at 915 Valley Road, Mocksville, North Carolina.

     "NCBCA" shall mean the North Carolina Business Corporation Act.

     "NC SecState" shall mean the North Carolina Secretary of State.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "OMC" shall have the meaning set forth in Section 5.24.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property; provided, however, that with respect to any Operating Property in which a Party or one of its Subsidiaries holds a security interest only and of which it is neither the owner nor an operator, all representations, warranties, covenants and disclosures in this Agreement, or provided pursuant to this Agreement, shall be to the Knowledge of such Party (and its applicable Subsidiary).

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Ordinary Course of Business" shall mean the ordinary course of business of the Party or its Subsidiary respecting which this term is used, conducted in the same manner as theretofore conducted during the two (2) year period preceding the date of this Agreement and consistent with such Party's or Subsidiary's past policies, practices, and methods (including with respect to quantity and frequency) in effect during such two year period.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "PCBs" shall have the meaning set forth in Section 5.22 of this Agreement.

     "Party" shall mean either CCBF, CCBFC and CCB Bank (or any of them as the context requires) or Stone Street and Mocksville (or either of them as the context requires), and "Parties" shall mean all of the foregoing.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of Person or its securities, Assets, or business.

     "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof).

     "Plan of Bank Merger" shall have the meaning set forth in Section 2.4(b) of this Agreement.

     "Plan of Merger" shall have the meaning set forth in Section 2.4(a) of this Agreement.

     "Previously Disclosed" shall mean, as to Stone Street, all information disclosed in a letter delivered by Stone Street to CCBF, and, as to CCBF, all information disclosed in a letter delivered by CCBF to Stone Street, in each case making such disclosure specifically referring to this Agreement and arranged in sections, subsection, and items corresponding to the Sections, subsections and items of this Agreement applicable thereto, which letters have been delivered on or before the second business day preceding the date of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given Section, subsection or item only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

     "Prohibited Transaction" shall have the meaning set forth in ERISA Section 406 and Tax Code Section 4975.

     "Proxy Statement" shall have the meaning set forth in Section 7.8 of this Agreement.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CCBF under the 1933 Act with respect to the offering and sale of the shares of CCBF Common Stock and the attached CCBF Rights to be issued to the shareholders of Stone Street in connection with the transactions contemplated by this Agreement.

     "Regulatory Agreement" shall have the meaning set forth in Section 5.11(b) of this Agreement.

     "Regulatory Approvals" shall have the meaning set forth in Section 2.4(a) of this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NYSE, the AMEX, the United States Department of Justice, the Federal Reserve Board, the Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Bank Administrator, and all other federal, state, county, local, or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

     "Resulting Corporation" shall have the meaning set forth in the preamble to this Agreement.

     "Rights" shall mean shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights or by which a Person is or may be bound to pay cash by reference to the value, or any increase in the value, of shares of the capital stock of such Person.

     "Savings Bank Act" shall mean Chapter 54C of the North Carolina General Statutes.

     "Savings Bank Administrator" shall mean the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Document" shall mean any registration statement, proxy statement, form, document, report, notice or other filing filed by a Person or any Subsidiary of a Person with the SEC pursuant to the Securities Laws.

     "Second Articles of Merger" shall have the meaning set forth in Section 2.4(c) of this Agreement.

     "Securities Laws" shall have the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall have the meaning set forth in Section 7.9 of this Agreement.

     "Significant Contract" shall mean (a) any Contract which evidences or secures indebtedness of a Party (other than a deposit) with a balance outstanding of $25,000 or more, which cannot be redeemed or prepaid at the option of such Person for an amount which, when added to the outstanding principal balance, would be less than $25,000, (b) any Contract, except a lease of real or personal property, to which such Party is a party or by which it is bound, if (i) such Contract was not made in the Ordinary Course of Business by such Party, or (ii) the performance or nonperformance of such contract could either (X) increase the Liabilities or decrease the Assets of the Party, or (Y) decrease the income or increase the expenses of such Party, in each case by $25,000 or more over the remaining term of the Contract, exclusive of all optional renewal periods and extensions of the term; provided, however, that any such Contract shall not be deemed to be a Significant Contract in the event such Party has the contractual right to terminate the Contract in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000.

It is understood that Significant Contracts do not include loans or commitments to fund loans or to extend credit.

     "Significant Lease" shall mean (a) any lease of real or personal property, or any sublease of real property, by a Party, as lessee, pursuant to which such Party reasonably anticipates the payment of aggregate rent, Taxes, insurance, utilities (if applicable) and other charges in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000); or (b) any lease of real or personal property, or any sublease of real property, by such Party, as lessor, pursuant to which such Party reasonably anticipates the collection of aggregate rent in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $25,000).

     "Stone Street" shall have the meaning set forth in the preamble to this Agreement.

     "Stone Street Benefit Plans" shall have the meaning set forth in Section 5.12(a) of this Agreement.

     "Stone Street Common Stock" shall have the meaning set forth in Section 3.1 of this Agreement.

     "Stone Street ESOP" shall mean the Employee Stock Ownership Plan of Mocksville Savings Bank, Inc. SSB.

     "Stone Street Financial Statements" shall mean (i) the audited consolidated balance sheets of Stone Street as of December 31, 1998 and 1997 and the related audited consolidated statements of income, stockholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the years ended December 31, 1998, 1997 and 1996, as have been Previously Disclosed, and (ii) Stone Street's unaudited consolidated balance sheet (including related notes and schedules, if any) and the related unaudited consolidated statements of income, stockholders' equity and cash flows for each three-month period ended subsequent to January 1, 1999 as will be provided to CCBF prior to the Effective Time.

     "Stone Street MRP Plan" shall mean the Mocksville Savings Bank, Inc., SSB Management Recognition Plan.

     "Stone Street Options Plans" shall mean the Stone Street Bancorp, Inc. Stock Option Plan, and all stock option plans and other plans providing for options to acquire Stone Street Common Stock adopted or assumed by Stone Street.

     "Stone Street Retirement Plan" shall mean Stone Street's 401(k) Plan.

     "Stone Street SEC Reports" shall have the meaning set forth in Section 5.5.

     "Stone Street Stock Options" shall mean the options to acquire Stone Street Common Stock outstanding as of April 13, 1999 under the Stone Street Options Plan.

     "Stone Street Subsidiaries" shall mean Mocksville, Stone Street Financial Services, Inc. and RAL II, Inc.

     "Subsidiaries" shall mean all those non-natural Persons of which the Person in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such Person the equity securities of which are owned or controlled in a fiduciary capacity),
(ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a manager or a managing member, or
(iv) otherwise has the ability to elect a majority of the directors, trustees, managers, or managing members thereof.

     "Surviving Bank" shall have the meaning set forth in the preamble to this Agreement.

     "Surviving Corporation" shall have the meaning set forth in the preamble to this Agreement.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, any amendment thereof, and any such document of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     Other terms used herein are defined elsewhere in this Agreement.

                                  ARTICLE  II
                     THE MERGERS AND RELATED TRANSACTIONS

     2.1 Merger and Second Merger. Subject to the terms and conditions of this Agreement, CCBFC shall be merged with and into Stone Street, with Stone Street as the Surviving Corporation and with the effect set forth in Section 55-11-06 of the NCBCA. The Articles of Incorporation and Bylaws of Stone Street and the officers and director of CCBFC shall be those of the Surviving Corporation. Immediately thereafter, the Surviving Corporation shall be merged with and into CCBF, with CCBF as the Resulting Corporation and with the effect set forth in
Section 55-11-06 of the NCBCA. The Amended and Restated Articles of Incorporation (as amended), Amended Bylaws (as amended), officers and directors of CCBF shall be those of the Resulting Corporation.

     2.2 Bank Merger. Subject to the terms and conditions of this Agreement, Mocksville shall be merged with and into CCB Bank, with CCB Bank as the Surviving Bank and with the effect set forth in Sections 53-13 and 53-17 of the Bank Act and Section 54C-40 of the Savings Bank Act. The Amended and Restated Articles of Incorporation, Bylaws (as amended), officers and directors of CCB Bank shall be those of the Surviving Bank.

     2.3 Time and Place of Closing. The closing of the Merger, the Bank Merger, the Second Merger, and the other transactions contemplated hereby (the "Closing") will take place at the principal offices of CCBF in Durham, North Carolina at 11:00 o'clock, a.m., on the date that the Effective Time occurs, or at such other prior time, and at such place, as may be mutually agreed upon by CCBF and Stone Street (the "Closing Date").

     2.4  Effective Time.

          (a) Subject to the terms and conditions of this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix A hereto (the "Plan of Merger") and the other provisions required by, and executed in accordance with, Section 55-11-05 of the NCBCA (the "Articles of Merger") shall have been accepted for filing by the NC SecState (or such later date and time as may be specified in the Articles of Merger). Unless otherwise mutually agreed upon by CCBF and Stone Street, subject to the terms and conditions hereof, the Effective Time shall occur on the first business day following the last to occur of (i) the date that is 30 days after the date of the order of the Federal Reserve approving the Merger pursuant to the BHCA, (ii) the effective date of the last required Order or Consent of a Regulatory Authority approving or exempting the Merger, the Second Merger and the Bank Merger (the "Regulatory Approvals"), (iii) the expiration of all required waiting periods after the filing of notices with, or the receipt of Regulatory Approvals from, all Regulatory Authorities required for consummation of the Merger, the Second Merger and the Bank Merger, and (iv) the later of the dates on which the shareholder of CCB Bank and CCBFC and the shareholders of Stone Street approve this Agreement and the transactions contemplated hereby. The separate corporate existence of CCBFC shall thereupon cease, and Stone Street shall be the Surviving Corporation.

          (b) Subject to the terms and conditions of this Agreement, the Bank Merger shall become effective in accordance with the provisions of Sections 55-12, 55-13 and 55-17 of the Bank Act and Section 54C-40 of the Savings Bank Act on the date and time ("Bank Effective Time") on which Articles of Merger containing a Plan of Merger substantially in the form of Appendix B hereto ("Plan of Bank Merger") and the other provisions required by, and executed in accordance with, the foregoing Sections of the Bank Act and the Savings Bank Act shall have been approved by the Commissioner and the Savings Bank Administrator and accepted for filing by the NC SecState (or such later date and time as may be specified therein) ("Bank Articles of Merger"). The Bank Effective Time shall occur immediately after the Effective Time and the receipt of all required Regulatory Approvals. The separate corporate existence of Mocksville shall thereupon cease, and CCB Bank shall be the Surviving Bank.

          (c) Subject to the terms and conditions of this Agreement, the Second Merger shall become effective on the date and time on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix C hereto (the "Holding Company Plan of Merger") and the other provisions required by, and executed in accordance with, Section 55-11-05 of the NCBCA (the "Second Articles of Merger") shall have been accepted for filing by the NC SecState (or such later date and time as may be specified in the Second Articles of Merger). The effectiveness of the Second Merger shall only occur subsequent to the Effective Time and the receipt of all required Regulatory Approvals. The separate corporate existence of Stone Street shall thereupon cease, and CCBF shall be the Resulting Corporation.

     2.5 Subsequent Actions. If, at any time after the Effective Time, Stone Street or CCBF shall consider or be advised that any corporate or regulatory filings, regulatory approvals, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record, or otherwise, in the Surviving Corporation, the Resulting Corporation or the Surviving Bank its right, title or interest in, to or under any of the rights or Assets of the Parties acquired or to be acquired by the Surviving Corporation, the Resulting Corporation or the Surviving Bank as a result of, or in connection with, the Merger, the Second Merger or the Bank Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation, the Resulting Corporation or the Surviving Bank shall be authorized to execute and deliver, and file, if required in the name and on behalf of each of the Parties or otherwise, all such corporate or regulatory filings, deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Parties or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights or Assets in the Surviving Corporation, the Resulting Corporation or the Surviving Bank, or otherwise to carry out this Agreement.

     2.6 Advisory Directors. Upon the Bank Effective Time, each member of the Board of Directors of Mocksville in office immediately prior thereto shall be appointed to CCB Bank's Mocksville Advisory Board and, for a period of two (2) years from the Bank Effective Time, shall be paid for his or her service thereon an annual amount equal to the current annual director's fee received by him or her from Mocksville as of the date of this Agreement. After such two (2) year period, the members of CCB Bank's Mocksville Advisory Board and such Board shall be subject to the compensation, participation, retirement and other policies of CCB Bank applicable to its local advisory boards.


                                 ARTICLE  III

                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. (a) Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each of the shares of common stock, no par value per share, of Stone Street (the "Stone Street Common Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by CCBF, Stone Street, any CCBF Subsidiary or any Stone Street Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted), shall be converted into and become the right to receive (i) cash as provided in Section 3.1(c) or (ii) that percent of a share of the common stock, $5.00 par value per share, of CCBF (the "CCBF Common Stock") and that percent of a preferred share purchase right (a "CCBF Right") as described in CCBF's Shareholder Rights Plan, amended and restated as of October 1, 1998 (the "CCBF Rights Plan") computed as follows: (a) if the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date is equal to or more than $44.52 but equal to or less than $60.24, such percent shall equal $21.37 divided by such average CCBF Stock Price; (b) if the CCBF Stock Price for such ten (10) trading days is less than $44.52, such percent shall be
 .48; and (c) if the CCBF Stock Price for such ten (10) trading days is more than $60.24, such percent shall be .3548; provided, however, that if the amount of Environmental Costs shall be greater than $150,000, but less than $500,000, then each share of Stone Street Common Stock shall be converted into and become the right to receive that percent of a share of CCBF Common Stock (and the same percent of a CCBF Right) computed as follows: (A) if item (a) above is applicable, the percent shall be calculated by (i) dividing the Environmental Costs in excess of $150,000 (but no more than $350,000) by the number of the then outstanding shares of Stone Street Common Stock, (ii) subtracting the resulting quotient from $21.37, and (iii) dividing the resulting remainder by the average CCBF Stock Price described above; (B) if item (b) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .48 by the resulting quotient; and (C) if item (c) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii) dividing the resulting remainder by $35,013,719, and (iii) multiplying .3548 by the resulting quotient (the "Exchange Ratio").

     (b) Under the Stone Street MRP Plan, the legal and beneficial ownership rights of the holder of each of the issued and outstanding shares of Stone Street Common Stock subject to a MRP Right shall vest as of the Effective Time. Accordingly, each such share shall be converted into cash as set forth in
Section 3.1(c) or that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) determined under Section 3.1(a). Thereupon, each such MRP Right shall be deemed canceled and of no further force or effect.

     (c) Subject to the terms and conditions of this Agreement, the holder of a share of Stone Street Common Stock converted under Section 3.1(a) or under
Section 3.1(b) may elect as provided herein to receive for such share (i) that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) calculated by application of the Exchange Ratio or (ii) cash equal to one
(1) share of Stone Street Common Stock multiplied by the Exchange Ratio multiplied by the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date; provided, however that no more than 20% of such shares of Stone Street Common Stock may be converted into and become rights to receive cash rather than portions of shares of CCBF Common Stock (and attached CCBF Rights). In the event that holders of shares of Stone Street Common Stock described in Section 3.1(a) and (b) elect to receive cash ("Electing Holders") for more than 20% of such shares, then CCBF shall be required to accept for conversion to cash only the percentage of shares of each Electing Holder with respect to which such election was made ("Cash Election Shares") determined by (x) dividing the total number of Cash Election Shares by the total number of outstanding shares of Stone Street Common Stock, (y) dividing .20 by the quotient resulting under item (x), and (z) multiplying such Electing Holder's Cash Election Shares by the quotient resulting under item (y). Except as provided in Section 3.5, each share of outstanding Stone Street Common Stock not converted unto the right to receive cash as provided in this Section 3.1(c) shall be converted into a right to receive a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) as provided in Section 3.1(a) or (b).

     (d) Each of the shares of common stock of CCBFC outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become a share of Stone Street Common Stock. Each of the shares of CCBF Common Stock (and the attached CCBF Rights) outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Merger.

     (e) At the Bank Effective Time, by virtue of the Bank Merger and without any action on the part of Stone Street, each of the shares of common stock, no par value per share of Mocksville issued and outstanding immediately prior to the Bank Effective Time shall be canceled.

     (f) Upon the effectiveness of the Second Merger, by virtue of the Second Merger and without any action on the part of CCBF, each of the shares of Stone Street Common Stock into which the shares of the common stock of CCBFC were converted under Section 3.1(d) shall be canceled. Each of the shares of CCBF Common Stock (and the attached CCBF Rights) outstanding immediately prior to the effectiveness of the Second Merger shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Second Merger.

     3.2. Conversion of Options. At the Effective Time, all Stone Street Stock Options granted under Stone Street Options Plans, whether or not then exercisable, shall be converted into and become Rights with respect to CCBF Common Stock, and CCBF shall assume all obligations of Stone Street with respect to each Stone Street Stock Option, in accordance with the terms of the Stone Street Options Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each Stone Street Stock Option shall be assumed by CCBF in accordance with the foregoing, except that each such Stone Street Stock Option may be exercised solely for shares of CCBF Common Stock (which shall have attached thereto CCBF Rights),
(ii) the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option shall be equal to the number of shares of Stone Street Common Stock subject to such Stone Street Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded up to the nearest whole share of CCBF Common Stock), and (iii) the per share exercise price under each such Stone Street Stock Option shall be adjusted by dividing the per share exercise price under each such Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option and the per share exercise price for each Stone Street Stock Option shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction declared or effected by CCBF subsequent to the Effective Time. It is intended that the foregoing adjustments and assumption shall be undertaken in a manner that will not constitute a "modification" within the meaning of, and that is otherwise consistent with, Tax Code Section 424(a) as to any stock option which is an "incentive stock option" (as defined in Section 422 of the Tax Code).

     3.3 Anti-Dilution Provisions. Except for the issuance of Stone Street Common Stock pursuant to the exercise of Stone Street Stock Options, in the event that Stone Street changes the number of shares of Stone Street Common Stock issued and outstanding between the date hereof and the Effective Time or grants additional Stone Street Stock Options or MRP Rights between the date hereof and the Effective Time, either the Exchange Ratio shall be proportionately adjusted or CCBF may exercise its rights under Article X, as CCBF may so elect. In the event that CCBF shall declare a stock split, a stock dividend or a recapitalization having a record date prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.4  Shares Held by CCBF or Stone Street.  Except as otherwise provided in
Section 3.1(d) and Section 3.1(f), each of the shares of Stone Street Common Stock held by CCBF, any CCBF Subsidiary or Stone Street or any Stone Street Subsidiary, other than shares held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of a share of Stone Street Common Stock converted into a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) pursuant to the Merger or of Stone Street Stock Options, who would otherwise have been entitled to receive a portion of a share of CCBF Common Stock and an attached CCBF Right (after taking into account the aggregate of all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the CCBF Common Stock multiplied by the market value of one (1) share of CCBF Common Stock at the Effective Time, in the case of shares of Stone Street Common Stock converted into a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) pursuant to the Merger, or as of the date of exercise, in the case of Stone Street Stock Options. The market value of one share of CCBF Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the CCBF Stock Price on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

     3.6 Transfers. At the Effective Time, the stock transfer books of Stone Street shall be closed as to holders of Stone Street Common Stock immediately prior to the Effective Time and no transfer of Stone Street Common Stock by any such holder shall thereafter be made or recognized except as provided in Section 3.1(d). If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to the Registrar and Transfer Company, acting as the exchange agent for CCBF Common Stock (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of CCBF Common Stock (and attached CCBF Rights), and a check representing the amount of cash for fractional shares, if any, into which the Stone Street Common Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, none of the Parties, the Exchange Agent or any Affiliate of the foregoing shall be liable to a holder of Stone Street Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.


                                  ARTICLE  IV

                              EXCHANGE OF SHARES

     4.1  Exchange Procedures.

     (a) Promptly after the Effective Time, CCBF shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Stone Street Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former shareholders of Stone Street. Such transmittal materials shall contain provisions allowing the former shareholders of Stone Street to elect to receive cash in consideration of shares of Stone Street Common Stock outstanding at the Effective Time, when and to the extent permitted by this Agreement. After the Effective Time, each holder of shares of Stone Street Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 3.4 of this Agreement) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the consideration provided in
Section 3.1 and Section 3.5, if applicable, of this Agreement, together with all declared but unpaid dividends in respect of shares of CCBF Common Stock (and an attached CCBF Rights) received as all or a part of such consideration. Subject to the provisions of Section 3.1(c), consideration in the form of cash rather than shares of CCBF Common Stock (and attached CCBF Rights) will be paid to each Electing Holder who properly completes the "cash election" provisions of such transmittal materials. Those holders of shares of Stone Street Common Stock who submit transmittal materials without properly completed "cash election" provisions will be deemed to have elected to receive consideration for their shares in the form of shares of CCBF Common Stock (and attached CCBF Rights).
To the extent provided by Section 3.5 of this Agreement, each holder of shares of Stone Street Common Stock issued and outstanding immediately prior to the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of CCBF Common Stock of which such holder would otherwise be entitled. CCBF shall not be obligated to deliver the consideration to which any former holder of Stone Street Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Stone Street Common Stock for exchange as provided in this Article IV. Any certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer Tax stamps to the certificate surrendered, shall provide funds for their purchase or for any transfer or other Taxes required by reason of the delivery of such certificate, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. In addition, certificates surrendered for exchange by any Person constituting an "affiliate" of Stone Street for purposes of Rule 145(c) under the 1933 Act shall not be exchanged for certificates representing whole shares of CCBF Common Stock until CCBF has received an Affiliate Agreement from such Person as provided in Section 7.10. In the event any certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to ownership of such certificate by the Person claiming such certificate to be lost, stolen or destroyed and the receipt by the Exchange Agent of appropriate and customary indemnification, the Exchange Agent will pay or issue in exchange for such lost, stolen or destroyed certificate cash and/or shares of CCBF Common Stock (with attached CCBF Rights) and a check representing cash in lieu of fractional shares, and declared but unpaid dividends deliverable in respect of the shares of CCBF Common Stock to be received. Adoption of this Agreement by the shareholders of Stone Street shall constitute ratification of the appointment of the Exchange Agent.

     (b) At its election and subject to prior review by Stone Street, CCBF may deliver to the shareholders of Stone Street at the time of the delivery of, and together with, the Proxy Statement, or at any time thereafter occurring before the Shareholders' Meeting, an election form pursuant to which shareholders of Stone Street may elect to be Electing Holders. Any such election form in which a shareholder properly elects to be an Electing Holder, which such election form is returned to CCBF by the required return date set forth therein and which CCBF accepts, shall be deemed a binding and irrevocable election of such shareholder to be an Electing Holder. In the event such Electing Holder subsequently delivers transmittal materials to the Exchange Agent inconsistent with such returned and accepted election form, such election form shall be deemed controlling.

     4.2 Voting and Dividends. Former shareholders of record of Stone Street shall be entitled to vote after the Effective Time, at any meeting of shareholders of CCBF, the number of whole shares of CCBF Common Stock into which their respective shares of Stone Street Common Stock have been converted, regardless of whether such holders have exchanged their certificates representing Stone Street Common Stock for certificates representing CCBF Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Stone Street Common Stock (other than shares to be canceled pursuant to Section 3.4 of this Agreement and other than shares into which shares of the common stock of CCBFC were converted) shall from and after the Effective Time represent for all purposes only the right to receive cash and/or shares of CCBF Common Stock (with attached CCBF Rights), and cash in lieu of fractional shares as set forth in this Agreement. Whenever a dividend or other distribution is declared by CCBF on the CCBF Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of CCBF Common Stock (and attached CCBF Rights) issuable pursuant to this Agreement, but beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders of record of CCBF Common Stock at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of Stone Street Common Stock issued and outstanding at the Effective Time that have been converted into rights to receive shares of CCBF Common Stock (and attached CCBF Rights) until such holder physically surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF STONE STREET

     Stone Street represents and warrants to CCBF as follows:

     5.1 Organization, Standing, and Authority. (a) Stone Street is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. Stone Street has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. Stone Street is duly registered as a savings bank holding company under the BHCA. Except as Previously Disclosed, Stone Street has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted.

     (b) Mocksville is a state savings bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. Mocksville has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. Except as Previously Disclosed, Mocksville has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted. Mocksville is an "insured institution" as defined in the FDIA and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

     5.2  Capital Stock.

          (a) The authorized capital stock of Stone Street consists of (i) 5,000,000 shares of preferred stock, no par value, none of which has been issued and (ii) 20,000,000 shares of Stone Street Common Stock, no par value, of which 1,638,452 shares (including 73,002 shares subject to MRP Rights) were issued and outstanding on April 13, 1999. All of the issued and outstanding shares of Stone Street Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Stone Street Common Stock has been issued in violation of any preemptive Rights. Except for the Stone Street Stock Options, there are no other shares of capital stock or other equity securities of Stone Street outstanding and no Rights (other than the MRP Rights) relating to the capital stock of Stone Street. There are outstanding Stone Street Stock Options to acquire 172,244 shares of Stone Street Common Stock, and Stone Street has reserved a total of 182,505 shares of Stone Street Common Stock with respect to the Stone Street Option Plan.

          (b) The Stone Street Common Stock is duly registered under the 1934 Act and is listed on the AMEX. The Stone Street Common Stock is not subject to any restrictions as to transfer thereof (exclusive of restrictions arising under the Stone Street MRP Plan and restrictions respecting shares of Stone Street Common Stock held by its directors, officers or other "affiliates" imposed in accordance with the Securities Laws). To the Knowledge of Stone Street and except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the Stone Street Common Stock. For purposes of this Section 5.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof, except that the term "beneficial owner" shall not include ownership of any of the Stone Street Common Stock held by the trustees of the Stone Street ESOP or by Mocksville as trustee or in some other fiduciary or custodial capacity.

     5.3  Stone Street Subsidiaries.

          (a) Each of the Stone Street Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Permits necessary for it to, carry on its business as now conducted and to own, lease and operate its Assets and business. Other than the Stone Street Subsidiaries, Stone Street neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

          (b) Stone Street is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the Stone Street Subsidiaries which are its direct subsidiaries, and Mocksville is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the Stone Street Subsidiaries which are its direct subsidiaries. All of the shares of capital stock of each of the Stone Street Subsidiaries are fully paid and nonassessable and are owned by Stone Street or Mocksville free and clear of any Lien. No equity securities of any Stone Street Subsidiary are or may become required to be issued or sold (other than to Stone Street or Mocksville) under any Rights.

     5.4. Authorization of Merger, Bank Merger and Related Transactions.

          (a) The execution and delivery of this Agreement by Stone Street and Mocksville and the consummation of the transactions contemplated hereby to which either or both of them are a party have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Stone Street and Mocksville, subject to the approval of the shareholders of Stone Street to the extent required by applicable Law. This Agreement, subject to such Stone Street shareholder approval and Regulatory Approvals, represents a legal, valid and binding obligation of Stone Street and Mocksville enforceable against Stone Street and Mocksville in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Stone Street and Mocksville, nor the consummation by them of the transactions contemplated hereby to which they are a party, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Stone Street, Mocksville or any Stone Street Subsidiary or any resolutions adopted by the Board of Directors of Stone Street or Mocksville, (ii) constitute or result in a Default under, or require any Consent pursuant to, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any Asset of Stone Street or any Stone Street Subsidiary under any Contract or Permit of Stone Street or any Stone Street Subsidiary, or (iii) subject to receipt of all requisite shareholder approvals, Consents and Regulatory Approvals, violate any Law or Order applicable to Stone Street or any Stone Street Subsidiary or any of their respective Assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the AMEX, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) filings of the Articles of Merger and the Bank Articles of Merger with the NC

SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by Stone Street of the Merger, the consummation by Mocksville of the Bank Merger or the consummation of the other transactions contemplated in this Agreement.

     5.5 SEC Filings; Financial Statements. Stone Street has timely filed and made available to CCBF all SEC Documents required to be filed by Stone Street since December 31, 1995 (the "Stone Street SEC Reports"). The Stone Street SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and
(ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Stone Street SEC Reports or necessary in order to make the statements in such Stone Street SEC Reports, in light of the circumstances under which they were made, not misleading. No Stone Street Subsidiary is registered or operates as a broker, dealer, or investment advisor, and no Stone Street Subsidiary is required to file any SEC Documents.

          (b) Stone Street (i) has delivered (or will deliver, when issued) to CCBF copies of the Stone Street Financial Statements. The Stone Street Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of Stone Street, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Stone Street as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments which were not or, to the Knowledge of Stone Street, are not expected to be material in amount, and (iii) with respect to the Stone Street Financial Statements as of and for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been audited and reported upon by independent certified public accountants.

     5.6  Books and Corporate Records.

          (a) Except as Previously Disclosed, the books of account of Stone Street and the Stone Street Subsidiaries have been maintained in substantial compliance with all applicable legal and accounting requirements and in such manner as to reflect accurately their respective items of income and expense and all of their respective Assets, Liabilities and stockholders' equity. To the Knowledge of Stone Street, Stone Street and the Stone Street Subsidiaries have filed all material reports and returns, including Tax Returns, required by any Law to be filed and have duly paid or accrued on their respective books of account all Taxes and charges due pursuant to such reports and returns, or assessed against any of them, including, without limitation, all such reports, statements and assessments which Stone Street or Stone Street Subsidiary is required to have filed or paid pursuant to all Laws, none of which reports, returns, statements or assessments has been the subject of any material objection by the Regulatory Authority with which filed.

          (b) The minute books of Stone Street and each Stone Street Subsidiary accurately reflect in all material respects the corporate actions which its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. Such minute books have been or will be made available to CCBF and its representatives.

     5.7 Absence of Undisclosed Liabilities. Except as Previously Disclosed or reflected in any Stone Street SEC Report filed since December 31, 1998 and prior to the date hereof, since December 31, 1998, neither Stone Street nor any Stone Street Subsidiary has incurred or paid any Liability which could constitute a Material Adverse Event.

     5.8  Tax Matters.

          (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of Stone Street or any Stone Street Subsidiary have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before January 1, 1999, and all such Tax Returns filed are complete and accurate in all material respects. Except as Previously Disclosed, all Taxes due under such Tax Returns have been paid. Except as Previously Disclosed, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any material amount of Taxes. All Taxes due from Stone Street or any Stone Street Subsidiary with respect to completed and settled examinations or concluded Tax litigation have been paid.

          (b) Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (c) In the opinion of Stone Street's management, adequate provision for any Taxes due or to become due from Stone Street or any Stone Street Subsidiary for any period or periods through and including December 31, 1998, has been made and is reflected in the December 31, 1998 financial statements of Stone Street included in the Stone Street Financial Statements.

          (d) Deferred Taxes of Stone Street and each Stone Street Subsidiary have been provided for in the Stone Street Financial Statements in accordance with GAAP.

          (e) Stone Street and each of the Stone Street Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Tax Code, except for such instances of noncompliance and such omissions as are not reasonably likely to constitute a Material Adverse Event.

          (f) Neither Stone Street nor any Stone Street Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Tax Code.

          (g) There has not been an ownership change, as defined in Tax Code
Section 382(g), of Stone Street or any Stone Street Subsidiary that occurred during or after any taxable period in which Stone Street and the Stone Street Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1998.

          (h) Neither Stone Street nor any Stone Street Subsidiary has or has had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     5.9 Allowance for Loan Losses. The allowance for loan losses (the "Allowance") shown on the consolidated statements of financial condition of Stone Street as of December 31, 1998 included in the Stone Street Financial Statements was, and the Allowance shown on the consolidated statements of financial condition of Stone Street as of dates subsequent to the execution of this Agreement included in the Stone Street Financial Statements will be, in each case as of the dates thereof, in the opinion of management of Stone Street, adequate to provide for losses relating to or inherent in the loan portfolios (including accrued interest receivables) of Stone Street and the Stone Street Subsidiaries.

     5.10 Assets. Except as Previously Disclosed, Stone Street and each Stone Street Subsidiary has good and marketable title to all its material Assets, including, but not limited to, all material Assets reflected in the consolidated balance sheet of Stone Street as of December 31, 1998 included in the Stone Street Financial Statements or reflected in the notes thereto, and all Assets purchased by Stone Street or a Stone Street Subsidiary since such date, except for such Assets which have been sold or otherwise disposed of in the Ordinary Course of Business, are in each case free and clear of all Liens, except for (a) Liens Previously Disclosed, (b) zoning ordinances, easements of record, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by Stone Street or a Stone Street Subsidiary in the operation of its business, (c) Liens for current Taxes on property not yet due, and (d) Liens which do not materially affect the operation of the business of Stone Street or a Stone Street Subsidiary. Stone Street has Previously Disclosed all material Assets which have been purchased or disposed of by Stone Street or a Stone Street Subsidiary since December 31, 1998. Stone Street has Previously Disclosed all business locations of Stone Street and the Stone Street Subsidiaries, including whether such locations are owned or leased and a statement of when such locations were first occupied by Stone Street or a Stone Street Subsidiary. Stone Street has Previously Disclosed its construction of the New Building; the architectural and construction drawings, plans and specifications, and the planned equipment, furniture and fixtures of the New Building; the projected total cost of such construction, equipment, furnishings and upfitting (including land costs); and the current status of all Permits necessary to construct, own and operate the New Building for its intended purpose.

     5.11 Compliance with Laws.

          (a) To the Knowledge of Stone Street and except as Previously Disclosed, Stone Street and each Stone Street Subsidiary is in compliance in all material respects with all Laws, any Regulatory Agreements and its internal policies and procedures.

          (b) Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has received any notification or communication from, or consented to, entered into or been subjected to any Order with, any Regulatory Authority, (i) asserting that it is not in substantial compliance with any of the Laws which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any Permit, (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist Order restricting or limiting or purporting to restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). True and correct copies of all Regulatory Agreements, if any, have been or will be delivered to CCBF by Stone Street.

          (c)  Neither Stone Street nor any Stone Street Subsidiary:

               (i) is in Default under any of the provisions of its certificate or articles of incorporation or bylaws (or other governing instruments); or

               (ii) is in Default under any Orders applicable to its business or employees conducting its business.

     5.12 Employee Benefit Plans.

          (a) Stone Street has Previously Disclosed, and will deliver to CCBF true and correct copies in each case of, all pension, retirement, profit-sharing, supplemental retirement, deferred compensation, stock appreciation right, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written or unwritten employee programs or Contracts, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Stone Street, any Stone Street Subsidiary or any ERISA Affiliate thereof for the benefit of current or former officers or employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including all amendments thereto adopted and effective since the most recent restatement thereof (collectively, the "Stone Street Benefit Plans"). In addition, Stone Street will deliver to CCBF (i) with respect to each Stone Street Benefit Plan, including any amendment thereto, the most recent determination letter, if any, issued by the IRS, (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Stone Street Benefits Plan with respect to the most recent three plan years, and (iii) the most recent summary plan descriptions (and any material modifications thereto). Any of the Stone Street Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Stone Street ERISA Plan." Each Stone Street ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Tax Code) is referred to herein as a "Stone Street Pension Plan." No Stone Street Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All Stone Street Benefit Plans and any related trusts, to the extent applicable, are in compliance with the applicable terms of ERISA, the Tax Code, any other applicable Laws, and the written terms of such Stone Street Benefit Plans, the breach or violation of which are reasonably likely to constitute a Material Adverse Event with respect to Stone Street. Neither Stone Street nor any Stone Street Subsidiary has received notice from any governmental authority, including the IRS, questioning or challenging such compliance. Each Stone Street ERISA Plan which is intended to be qualified under Section 401(a) of the Tax Code has received a favorable determination letter from the IRS, and Stone Street is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Stone Street, neither it nor any Stone Street Subsidiary has engaged in a transaction with respect to any Stone Street Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Stone Street or any Stone Street Subsidiary to a Tax imposed by either Section 4975 of the Tax Code or Section 502(i) of ERISA in amounts which are reasonably likely to constitute a Material Adverse Event with respect to Stone Street.

          (c) No Stone Street Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuations. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Stone Street Pension Plan, (ii) no change in the actuarial assumptions with respect to any Stone Street Pension Plan, and (iii) no increase in benefits under any Stone Street Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to constitute a Material Adverse Event or materially adversely affect the funding status of any such plan. Neither any Stone Street Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Stone Street or any Stone Street Subsidiary, or the single-employer plan of any entity which is considered one employer with Stone Street under Section 4001 of ERISA or Section 414 of the Tax Code or
Section 302 of ERISA (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Tax Code or Section 302 of ERISA, which is reasonably likely to constitute a Material Adverse Event. Neither Stone Street nor any Stone Street Subsidiary has provided, or is required to provide, security to a Stone Street Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Tax Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Stone Street or any Stone Street Subsidiary with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to constitute a Material Adverse Event with respect to Stone Street. Neither Stone Street nor any Stone Street Subsidiary has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to constitute a Material Adverse Event. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Stone Street Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Neither Stone Street nor any Stone Street Subsidiary has any Liability for retiree health and life benefits under any of the Stone Street Benefit Plans and there are no restrictions on the rights of Stone Street or any Stone Street Subsidiary to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, which Liability is reasonably likely to constitute a Material Adverse Event with respect to Stone Street.

          (f) Except as disclosed in Stone Street SEC Reports and with respect to the Stone Street MRP Plan, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Stone Street or any Stone Street Subsidiary from Stone Street or any Stone Street Subsidiary under any Stone Street Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Stone Street Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to constitute a Material Adverse Event with respect to Stone Street. The provisions of this
Section 5.12(f) shall not apply to the acceleration of vesting or other payment of compensation or other benefits under any Stone Street ERISA Plan, Stone Street Option Plan, Special Termination Agreement between Mocksville and Allen
W. Carter, Special Termination Agreement between Mocksville and Marjorie D. Foster, Mocksville Savings Bank, SSB Severance Plan, Retirement Payment Agreements between Stone Street and the members of its Board of Directors, or Employment Agreement between Mocksville and J. Charles Dunn Previously Disclosed to CCBF; provided, however, that all acceleration of vesting and other payment of compensation or other benefits provisions of the Employment Agreement between Mocksville and Mr. Dunn shall be waived by Mocksville and Mr. Dunn, and shall not become or be effective, upon the condition that an Amended and Restated Employment between CCB Bank and Mr. Dunn, and acceptable to each of them, shall be entered into and effective as of the Effective Time.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Stone Street or any Stone Street Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Tax Code or Section 302 of ERISA, have been fully reflected on the Stone Street Financial Statements to the extent required by and in accordance with GAAP.

          (h) There are no unresolved claims or disputes under the terms of, or in connection with, the Stone Street Benefit Plans other than claims for benefits which are payable in the Ordinary Course of Business, and no Action has been commenced with respect to any Stone Street Benefit Plan.

          (i) All Stone Street Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Stone Street Benefit Plans are correct and complete in all material respects, and there have been no changes in the information set forth therein.

          (j) All Liabilities of Stone Street or any Stone Street Subsidiary arising out of or related to Stone Street Benefit Plans are reflected in the Stone Street Financial Statements in accordance with GAAP.

          (k) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Stone Street Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code Section 4980B have been met with respect to each such Stone Street Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

          (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Stone Street Benefit Plan which is a Stone Street ERISA Plan.

     5.13 Commitments and Contracts. Except as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary is a party or subject to any of the following:

          (a) any employment Contract (including any Contracts with respect to severance or termination pay Liabilities or fringe benefits) with any present or former officer, director, employee or spouse thereof, including in any such Person's capacity as a consultant;

          (b) any labor Contract with any labor union;

          (c) any Contract which limits its ability to compete in any line of business or which involves any restriction of the geographic area in which it may carry on its business (other than as may be required by law or applicable Regulatory Authorities), or which would restrict in any way the ability of the Resulting Corporation or the Surviving Bank to so compete; or

          (d) any Significant Contract or Significant Lease.

     5.14 Material Contract Defaults. Neither Stone Street nor any Stone Street Subsidiary is, and none of them has received any notice or has any Knowledge that any other party is, in Default in any respect under any Contract to which Stone Street or any Stone Street Subsidiary is a party or by which Stone Street or any Stone Street Subsidiary or the respective Assets, business or operations may be bound or affected or under which it or its Assets, business or operations receives benefits, except for those Defaults which would not constitute a Material Adverse Event, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Default.

     5.15 Legal Proceedings. Except as Previously Disclosed, there are no Actions instituted or pending or, to the Knowledge of Stone Street, threatened against Stone Street or any Stone Street Subsidiary, or against any Asset of Stone Street or any Stone Street Subsidiary, that if decided adversely to it could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither Stone Street nor any Stone Street Subsidiary is subject to any Order that could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

     5.16 Absence of Certain Changes or Events.  Since December 31, 1998, except
(i) as disclosed in any Stone Street SEC Report filed since December 31, 1998 and prior to the date hereof or (ii) as Previously Disclosed, neither Stone Street nor any Stone Street Subsidiary has (A) failed to operate in the Ordinary Course of Business, (B) suffered any change that could constitute a Material Adverse Event, (C) incurred any material Liabilities or engaged in any material transaction or entered into any material Contract outside of the Ordinary Course of Business, (D) increased the salaries, compensation or general benefits payable to its directors or employees other than in the Ordinary Course of Business, (E) suffered any loss, destruction or damage to any of its Assets that could constitute a Material Adverse Event, (F) made a material acquisition or disposition of any Assets or entered into any Significant Contract or Significant Lease other than in the Ordinary Course of Business, or (G) taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Stone Street provided in Article VII.

     5.17 Reports. Since December 31, 1994, Stone Street has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. A copy of each such report or document has been delivered or will be made available to CCBF. As of their respective dates, each such report or document complied in all material respects with applicable Laws enforced or promulgated by the respective Regulatory Authorities, and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

     5.18 Insurance. Stone Street and each Stone Street Subsidiary is presently insured, and during each of the past five (5) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of Stone Street or such Stone Street Subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which Stone Street and/or a Stone Street Subsidiary is a named insured are sufficient for their purpose.

     5.19 Labor. No work stoppage involving Stone Street or any Stone Street Subsidiary is pending or, to the Knowledge of Stone Street, threatened. Stone Street and each Stone Street Subsidiary has, to the Knowledge of Stone Street, complied in all material respects with all Laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, and no Person has, to the Knowledge of Stone Street, asserted that Stone Street or any Stone Street Subsidiary has Liabilities for any arrears or wages or any Taxes or penalties for failure to comply with any of the foregoing. Except as Previously Disclosed, there is no Action by any Person pending or, to the Knowledge of Stone Street, threatened, against Stone Street or any Stone Street Subsidiary (or any of the employees thereof), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Employees of Stone Street and the Stone Street Subsidiaries are not represented by any labor union, and, to the Knowledge of Stone Street, no labor union is attempting to certify a collective bargain unit of any such employees or engaging in any other organizational activity.

     5.20 Material Interests of Certain Persons. Except as Previously Disclosed, no officer or director of Stone Street or any Stone Street Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any Significant Contract or Significant Lease or any Asset used in or pertaining to the business of Stone Street or any Stone Street Subsidiary.

     5.21 Registration Obligation. Except as Previously Disclosed, Stone Street is not under any obligation, contingent or otherwise, which will survive the Merger by reason of any Contract to register any of its securities or Rights relating thereto under the 1933 Act.

     5.22 Environmental Matters.

          (a) To the Knowledge of Stone Street, Stone Street and each Stone Street Subsidiary and their respective Participation Facilities and Operating Properties are, and have been, in compliance with all Environmental Laws and are not subject to Liabilities under Environmental Laws, except for violations and Liabilities which are not reasonably likely to constitute a Material Adverse Event.

          (b) There is no Action pending or, to the Knowledge of Stone Street, threatened before any court, governmental agency, or authority or other forum in which Stone Street, any Stone Street Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Action, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Stone Street, any Stone Street Subsidiary or any of their respective Operating Properties or Participation Facilities, except for such Action pending or threatened that is not reasonably likely to constitute a Material Adverse Event, nor is there any reasonable basis for any Action of a type described in this sentence, except such as is not reasonably likely to constitute a Material Adverse Event.

          (c) During the period of (i) any Stone Street's or any Stone Street Subsidiary's ownership or operation of any of their respective current properties, (ii) Stone Street's or any Stone Street Subsidiary's participation in the management of any Participation Facility, or (iii) Stone Street's or any Stone Street Subsidiary's holding of a security interest in an Operating Property, (1) there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, Participation Facilities or Operating Properties,
(2) no Hazardous Materials have been generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material is or has been in use, or is or has been stored or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no polychlorinated biphenyls ("PCBs") are or have been located on or in any such property, Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks are or have been located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event. Prior to the period of (i) Stone Street's or any Stone Street Subsidiary's ownership or operation of any of their respective current properties, (ii) Stone Street's or any Stone Street Subsidiary's participation in the management of any Participation Facility, or (iii) Stone Street's or any Stone Street Subsidiary's holding of a security interest in an Operating Property, to the Knowledge of Stone Street,
(1) there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, (2) no Hazardous Materials were generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material were used, stored, or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no PCBs were located on or in any such Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks were located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all

Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event.

     5.23 Accounting; Tax; Regulatory Matters. To its Knowledge, neither Stone Street nor any Stone Street Subsidiary has taken or agreed to take any action nor does Stone Street have any Knowledge of any fact or circumstance that would
(i) prevent (or, together with other events, would be reasonably likely to prevent) the Merger and the Second Merger from qualifying as a Tax-free reorganization within the meaning of Tax Code Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.

     5.24 Brokers and Finders. Except for Orr Management Company ("OMC"), neither Stone Street nor any of its respective officers, directors or employees has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for Stone Street in connection with this Agreement or the transactions contemplated hereby.

     5.25 State Takeover Laws. Stone Street and each Stone Street Subsidiary has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws.

     5.26 Charter Provisions. Stone Street and each Stone Street Subsidiary has taken all action so that the entering into of this Agreement and the consummation of the Merger, the Bank Merger, the Second Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the certificate or articles of incorporation, bylaws, or other governing instruments of Stone Street or any Stone Street Subsidiary or restrict or impair the ability of CCBF or any CCBF Subsidiary to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Stone Street or any Stone Street Subsidiary that may be directly or indirectly acquired or controlled by them.

     5.27 Derivatives Contracts. Neither Stone Street nor any Stone Street Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract which is a financial derivative Contract (including various combinations thereof) (each a "Derivatives Contract").

     5.28 Y2K Compliance. Stone Street, with respect to itself and the Stone Street Subsidiaries, has made and is making inquiries of its and their software and data processing providers with respect to Year 2000 problem compliance, and it and, to the Knowledge of Stone Street, they are in compliance in all material respects with the FFIEC Interagency Statement, "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" (March 17, 1998) (the "Interagency Statement").

     5.29 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by Stone Street, any Stone Street Subsidiary or any Affiliate thereof to CCBF pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Stone Street, any Stone Street Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CCBF with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Stone Street, any Stone Street Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Stone Street's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Stone Street, any Stone Street Subsidiary or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Stone Street, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder's Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholder's Meeting. All documents that Stone Street, any Stone Street Subsidiary or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF CCBF

     CCBF represents and warrants to Stone Street as follows:

     6.1 Organization, Standing and Authority. CCBF is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. CCBF has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. CCBF is duly registered as a bank holding company under the BHCA. Except as Previously Disclosed, CCBF has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted.

     6.2  Capital Stock.

          (a) The authorized capital stock of CCBF consists of (i) 100,000,000 shares of CCBF Common Stock, of which 40,058,092 shares were issued and outstanding as of April 13, 1999, and (ii) 10,000,000 shares of serial preferred stock, none of which were issued and outstanding on such date. All of the issued and outstanding shares of CCBF Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of CCBF Common Stock has been issued in violation of any preemptive Rights.

          (b) The CCBF Common Stock is duly registered under the 1934 Act and is listed on the NYSE. The CCBF Common Stock is not subject to any restrictions as to the transfer thereof (exclusive of restrictions respecting CCBF Common Stock held by its directors, officers or other Affiliates in accordance with the Securities Laws). To the Knowledge of CCBF and except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the CCBF Common Stock. For purposes of this Section 6.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof, except that the term shall not include ownership of any of the CCBF Common Stock held by any CCBF Subsidiary or its designees as trustee or in some other fiduciary or custodial capacity.

     6.3. CCBF Subsidiaries.

          (a) Each of the CCBF Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Permits necessary for it to, carry on its business as now conducted and to own, lease and operate its Assets and businesses. Other than the CCBF Subsidiaries, CCBF neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person. CCB Bank is an "insured institution" as defined in the FDIA and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

          (b) CCBF is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the CCBF Subsidiaries which are its direct subsidiaries, and CCB Bank is the direct, record and beneficial owner of 100% of the outstanding shares of capital stock of each of the CCBF Subsidiaries which are its direct subsidiaries. All of the shares of capital stock of each of the CCBF Subsidiaries are fully paid and nonassessable (except, with respect to CCB Bank, as otherwise provided under Section 53-42 of the Bank
Act) and are owned by CCBF, CCB Bank or another CCBF Subsidiary free and clear of any Lien. No equity securities of any

CCBF Subsidiary are or may become required to be issued (other than to CCBF or another CCBF Subsidiary) under any Rights.

     6.4  Authorization of Merger and Related Transactions.

          (a) The execution and delivery of this Agreement by CCBF, CCBFC and CCB Bank and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CCBF, CCBFC and CCB Bank, subject to (a) ratification by the Boards of Directors of CCBF and CCB Bank of the actions of their respective Executive Committees in adopting this Agreement, and (b) the approval of the shareholder of CCBFC and CCB Bank to the extent required by applicable Law.
This Agreement, subject to requisite director and shareholder approvals and Regulatory Approvals, represents a legal, valid and binding obligation of CCBF, CCBFC and CCB Bank, enforceable against CCBF, CCBFC and CCB Bank in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by CCBF, CCBFC or CCB Bank, nor the consummation by CCBF, CCBFC or CCB Bank of the transactions contemplated hereby to which they are a party, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CCBF's Amended and Restated Articles of Incorporation or Amended Bylaws (as amended), CCFC's Articles of Incorporation or Bylaws, or CCB Bank's Amended and Restated Articles of Incorporation (as amended) or Amended Bylaws (as amended), or (ii) constitute or result in a Default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any Assets of any of CCBF or any CCBF Subsidiary, or (iii) subject to receipt of all requisite director and shareholder approvals and Regulatory Approvals, violate any Law applicable to CCBF or any CCBF Subsidiary or any of their respective Assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the NYSE, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the HSR Act, and (iv) filings of the Articles of Merger and the Bank Articles of Merger with the NC SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by CCBF, CCBFC and CCB Bank of the Merger, the Bank Merger, the Second Merger, and the other transactions contemplated in this Agreement.

     6.5  SEC Filings; Financial Statements.

          (a) CCBF has timely filed and made available to Stone Street all SEC Documents required to be filed by CCBF since December 31, 1995 (the "CCBF SEC Reports"). The CCBF SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CCBF SEC Reports or necessary in order to make the statements in such CCBF SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) CCBF (i) has delivered (or will deliver, when issued) the CCBF Financial Statements to Stone Street. Except as Previously Disclosed, the CCBF Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of CCBF and the CCBF Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of CCBF and the CCBF Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments which were not or, to the Knowledge of CCBF, are not expected to be material in amount, and (iii) with respect to the CCBF Financial Statements as of and for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, have been audited and reported upon by independent certified public accountants.

     6.6 Absence of Undisclosed Liabilities. Except as Previously Disclosed or reflected in any CCBF SEC Report filed since December 31, 1998 and prior to the date hereof, neither CCBF nor any CCBF Subsidiary has incurred any Liabilities that could constitute a Material Adverse Event.

     6.7  Tax Matters.

          (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of CCBF have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending before January 1, 1999, and all such Tax Returns filed are complete and accurate in all material respects. Except as Previously Disclosed or reflected on any SEC Document filed by CCBF since December 31, 1998 and prior to the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any material amount of Taxes. All Taxes due from CCBF with respect to completed and settled examinations or concluded Tax litigation have been paid.

          (b) Except as Previously Disclosed, CCBF has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (c) In the opinion of CCBF's management, adequate provision for any Taxes due or to become due from CCBF for any period or periods through and including December 31, 1998, has been made and is reflected in the December 31, 1998 financial statements of CCBF included in the CCBF Financial Statements.

          (d) Deferred Taxes of CCBF and each CCBF Subsidiary have been provided for in the CCBF Financial Statements in accordance with GAAP.

          (e) CCBF and each of the CCBF Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Tax Code, except for such instances of noncompliance and such omissions as are not reasonably likely to constitute a Material Adverse Event.

          (f) There has not been an ownership change, as defined in Tax Code
Section 382(g), of CCBF or any CCBF Subsidiary that occurred during or after any taxable period in which CCBF and the CCBF Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1998.

          (g) Neither CCBF nor any CCBF Subsidiary has or has had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     6.8  Compliance with Laws.

          (a) To the Knowledge of CCBF and except as Previously Disclosed, each of CCBF and the CCBF Subsidiaries is in compliance in all material respects with all Laws, any Regulatory Agreement (substituting CCBF and the CCBF Subsidiaries for Stone Street and the Stone Street Subsidiaries within the definition of such term) and with its internal policies and procedures.

          (b) Except as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has received, consented to or entered into any Regulatory Agreement (substituting CCBF and the CCBF Subsidiaries for Stone Street within the definition of such term). True and complete copies of all such Regulatory Agreements, if any, have been or will be delivered to Stone Street by CCBF.

     6.9  Employee Benefit Plans.

          (a) CCBF has Previously Disclosed, and will deliver to Stone Street true and correct copies in each case of, all pension, retirement, profit-sharing, stock appreciation right, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written or unwritten employee programs, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CCBF, any CCBF Subsidiary or any ERISA Affiliate thereof for the benefit of current officers or employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including all amendments thereto adopted and effective since the most recent restatement thereof (collectively, the "CCBF Benefit Plans"). In addition, CCBF will deliver to Stone Street (i) with respect to each CCBF Benefit Plan (including any amendment thereto), the most recent determination letter, if any, issued by the IRS, (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any CCBF Benefits Plan with respect to the most recent three plan years, and (iii) the most recent summary plan descriptions (and any material modifications thereto). Any of the CCBF Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CCBF ERISA Plan." Each CCBF ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Tax Code) is referred to herein as a "CCBF Pension Plan." No CCBF Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All CCBF Benefit Plans and any related trusts, to the extent applicable, are in compliance with the applicable terms of ERISA, the Tax Code, any other applicable Laws, and the written terms of such CCBF Benefit Plans, the breach or violation of which are reasonably likely to constitute a Material Adverse Event with respect to CCBF. Neither CCBF nor any CCBF Subsidiary has received notice from any governmental authority, including the IRS, questioning or challenging such compliance. Each CCBF ERISA Plan which is intended to be qualified under Section 401(a) of the Tax Code has received a favorable determination letter from the IRS, and CCBF is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CCBF, neither it nor any CCBF Subsidiary has engaged in a transaction with respect to any CCBF Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject CCBF or any CCBF Subsidiary to a Tax imposed by either Section 4975 of the Tax Code or
Section 502(i) of ERISA in amounts which are reasonably likely to constitute a Material Adverse Event with respect to CCBF.

          (c) No CCBF Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuations. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CCBF Pension Plan, (ii) no change in the actuarial assumptions with respect to any CCBF Pension Plan, and (iii) no increase in benefits under any CCBF Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to constitute a Material Adverse Event or materially adversely affect the funding status of any such plan. Neither any CCBF Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by CCBF or any CCBF Subsidiary, or the single-employer plan of any entity which is considered one employer with CCBF under Section 4001 of ERISA or Section 414 of the Tax Code or Section 302 of ERISA (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Tax Code or Section 302 of ERISA, which is reasonably likely to constitute a Material Adverse Event. Neither CCBF nor any CCBF Subsidiary has provided, or is required to provide, security to a CCBF Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Tax Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CCBF or any CCBF Subsidiary with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to constitute a Material Adverse Event with respect to CCBF. Neither CCBF nor any CCBF Subsidiary has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to constitute have a Material Adverse Event. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CCBF Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has any Liability for retiree health and life benefits under any of the CCBF Benefit Plans and there are no restrictions on the rights of CCBF or any CCBF Subsidiary to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, which Liability is reasonably likely to constitute a Material Adverse Event with respect to CCBF.

          (f) Except as disclosed in CCBF SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of CCBF or any CCBF Subsidiary from any CCBF or any CCBF Subsidiary under any CCBF Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CCBF Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to constitute a Material Adverse Event with respect to CCBF.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CCBF or any CCBF Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Tax Code or Section 302 of ERISA, have been fully reflected on the CCBF Financial Statements to the extent required by and in accordance with GAAP.

          (h) There are no unresolved claims or disputes under the terms of, or in connection with, the CCBF Benefit Plans other than claims for benefits which are payable in the Ordinary Course of Business, and no Action has been commenced with respect to any CCBF Benefit Plan.

          (i) All CCBF Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the CCBF Benefit Plans are correct and complete in all material respects, and there have been no changes in the information set forth therein.

          (j) All Liabilities of CCBF or any CCBF Subsidiary arising out of or related to CCBF Benefit Plans are reflected in the CCBF Financial Statements in accordance with GAAP.

          (k) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such CCBF Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code Section 4980B have been met with respect to each such CCBF Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

          (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such CCBF Benefit Plan which is a CCBF ERISA Plan.

     6.10 Legal Proceedings. Except as Previously Disclosed, there are no Actions, instituted or pending or, to the Knowledge of CCBF, threatened against CCBF or any CCBF Subsidiary, or against any Asset of any of them, that, if decided adversely to it, could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither CCBF nor any CCBF Subsidiary is subject to any Order might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

     6.11 Absence of Certain Changes or Events. Since December 31, 1998, except
(i) as disclosed in any CCBF SEC Report filed since December 31, 1998 and prior to the date hereof or (ii) as Previously Disclosed, neither CCBF nor any CCBF Subsidiary has (A) failed to operate in the Ordinary Course of Business, (B) suffered any change that could constitute a Material Adverse Event, (C) incurred any material Liabilities or engaged in any material transaction or entered into any material agreement outside of the Ordinary Course of Business, or (D) suffered a material loss, destruction or damage to any of its Assets, that could constitute a Material Adverse Event.

     6.12 Reports. Since December 31, 1994, CCBF has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. A copy of each such report or document will be made available to Stone Street upon request. As of their respective dates, each such report or document complied in all material respects with all of the Laws enforced or promulgated by the respective Regulatory Authorities and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

     6.13 Accounting; Tax; Regulatory Matters. Neither CCBF nor any CCBF Subsidiary has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would (i) prevent the Merger and the Second Merger from qualifying as a Tax-free reorganization within the meaning of Tax Code
Section 368, or (ii) significantly impede or delay receipt of any Regulatory Approval.

     6.14 Brokers and Finders. Neither CCBF nor any CCBF Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder on a fee basis or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

     6.15 Capital Stock Issued in Merger. At the Effective Time, CCBF Common Stock (and the attached CCBF Rights) issued pursuant to the Merger will be duly authorized, validly issued, fully paid (except as provided in the CCBF Rights
Plan) and nonassessable and not subject to preemptive Rights, or any Rights (other than the CCBF Rights), created by CCBF or any CCBF Subsidiary, and such CCBF Common Stock will be approved for listing on the NYSE.

     6.16 Derivatives Contracts. Except as described in the CCBF Financial Statements, neither CCBF nor any CCBF Subsidiary is a party to or has agreed to enter into a Derivatives Contract.

     6.17 Y2K Compliance. CCBF, with respect to itself and the CCBF Subsidiaries, has made and is making inquiries of its and their software and data processing providers with respect to Year 2000 problem compliance, and it and, to the Knowledge of CCBF, they are in compliance in all material respects with the Interagency Statement.

     6.18 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by CCBF, any CCBF Subsidiary or any Affiliate thereof to Stone Street pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CCBF, any CCBF Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CCBF with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by CCBF, any CCBF Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Stone Street's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by CCBF, any CCBF Subsidiary or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Stone Street, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that CCBF, any CCBF Subsidiary or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                                 ARTICLE  VII

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     7.1 Affirmative Covenants of Stone Street. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of CCBF shall have been obtained, and except as otherwise expressly contemplated herein, Stone Street shall and shall cause each of the Stone Street Subsidiaries to (a) operate its business only in the Ordinary Course of Business, including with respect to loan underwriting and loan and deposit pricing, (b) preserve intact its business organization and Assets, use its reasonable efforts to retain the services of its officers and key employees, and maintain its rights and franchises, (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, and (d) consult with CCBF prior to (i) approving a new loan (which shall not include extensions or renewals of loans outstanding or committed to as of the date of this Agreement) in excess of 25% of Stone Street's legal lending limit, or (ii) purchasing (or otherwise acquiring), or selling (or otherwise disposing of) any Asset with a cost or book value in excess of $50,000, except with respect to the New Building.

     7.2 Negative Covenants of Stone Street. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of CCBF shall have been obtained, and except as otherwise expressly contemplated herein, Stone Street covenants and agrees that it will not do or agree or commit to do, or permit any Stone Street Subsidiary to do or agree or commit to do, any of the following:

       (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of Stone Street or any Stone Street Subsidiary, or

       (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in its Ordinary Course of Business (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities); or

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

       (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the Ordinary Course of Business under Stone Street Benefit Plans or with respect to put options under the Stone Street ESOP), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Stone Street or any Stone Street Subsidiary, or declare or pay any dividend or make any other distribution in respect of Stone Street Capital Stock, provided that Stone Street may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the outstanding shares of Stone Street Common Stock at a rate not in excess of $0.1175 per share with usual and regular record and payment dates in accordance with past practice and such dates may not be changed without the prior written consent of CCBF, provided that any dividend declared or payable on the shares of Stone Street Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by CCBF and Stone Street, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of CCBF Common Stock is before the Effective Time; or

       (d) except pursuant to the exercise of Stone Street Stock Options outstanding as of the date hereof under the Stone Street Option Plans and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any shares of Stone Street Common Stock or any other capital stock of Stone Street or any Stone Street Subsidiary, or any Rights; or

       (e) adjust, split, combine, or reclassify any capital stock of Stone Street or any Stone Street Subsidiary or issue or authorize the issuance of any Rights or other securities in respect of or in substitution for shares of Stone Street Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of Stone Street or any Stone Street Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Stone Street or a Stone Street Subsidiary); or

       (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of five years or less, purchase, agree to purchase or otherwise incur an obligation to purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a Stone Street Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the Ordinary Course of Business, (ii) acquisitions of control by a Stone Street Subsidiary that is a depository institution in its fiduciary capacity, or (iii) the creation of new wholly-owned Stone Street Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

       (g) grant any increase in compensation or benefits to the employees or officers of Stone Street or any Stone Street Subsidiary, except in accordance with its Ordinary Course of Business or as required by Law; pay any retirement or pension allowance not required by a Stone Street Benefit Plan; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; and enter into or amend any severance agreements with officers of Stone Street or any Stone Street Subsidiary; grant any increase in fees or other increases in compensation or other benefits to directors of Stone Street or any Stone Street Subsidiary; or voluntarily accelerate the vesting of any Stone Street Options or MRP Rights or other stock-based compensation or employee benefits or other Rights; or

       (h) enter into or amend any employment Contract between Stone Street or any Stone Street Subsidiary and any Person (unless such amendment is required by Law) that Stone Street or any Stone Street Subsidiary does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

       (i) adopt any new employee benefit plan of Stone Street or any Stone Street Subsidiary or terminate or withdraw from, or amend, any Stone Street Benefit Plan other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan, or make any distributions from any Stone Street Benefit Plan, except as required by Law, the terms of such Stone Street Benefit Plan or in the Ordinary Course of Business; or

       (j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

       (k) commence any Action other than in the Ordinary Course of Business, settle any Action involving any Liability of Stone Street or any Stone Street Subsidiary for material money damages or restrictions upon the operations of Stone Street or any Stone Street Subsidiary; or

       (l) except in the Ordinary Course of Business, enter into, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

   7.3 Covenants of CCBF. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Stone Street shall have been obtained, and except as otherwise expressly contemplated herein, CCBF covenants and agrees that it shall
(a) continue to conduct its business and the business of the CCBF Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the CCBF Common Stock and the business prospects of CCBF and the CCBF Subsidiaries and to the extent consistent therewith use all reasonable efforts to preserve intact CCBF's and the CCBF Subsidiaries' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

   7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a material adverse affect on any of the business, material Assets, financial condition or results of operations of such Party, and (ii) would cause or constitute a material breach of any of its representations, warranties, agreements, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

   7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, as applicable, such financial statements will fairly present the consolidated financial position of the Party filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports. From and after the Effective Time for so long as is necessary in order to permit "affiliates" of Stone Street to offer and sell CCBF Common Stock pursuant to Rule 145, and to the extent applicable, Rule 144, CCBF will file on a timely basis all reports required pursuant to Section 13 or 15(d) of the 1934 Act, referred to in paragraph (c)(1) of Rule 144 under the 1933 Act (or CCBF will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144) in order to permit "affiliates" of Stone Street to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, CCBF Common Stock.

   7.6 Confidentiality. Each Party shall, and shall cause its Affiliates, advisors and representatives to, (i) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other Party which is not otherwise public knowledge, (ii) in the event of the termination of this Agreement return all documents (including copies thereof) obtained hereunder from the other Party, and (iii) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public through no fault of such Party. Each Party acknowledges and agrees that a breach of any of their respective obligations under this Section 7.6 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof, in addition to damages or any other relief available at law, and to recover its reasonable attorneys' fees and expenses incurred in such enforcement.

   7.7 Current Information. During the period from the date of the execution of this Agreement to the Effective Time, each of CCBF and Stone Street shall, and each shall cause its representatives to, confer on a regular and request basis with representatives of the other. Each of CCBF and Stone Street shall promptly notify the other of (i) any material change in its business, material Assets, results of operations or prospects, (ii) any Actions (or communications indicating that the same may be contemplated) of any Regulatory Authority or Environmental Agency, (iii) the institution or the threat of a material Action involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time; and in each case shall keep the other Party fully informed with respect thereto.

   7.8 Registration Statement; Regulatory Matters.

       (a) None of the information supplied or to be supplied by CCBF or Stone Street for inclusion in the Registration Statement to be filed by CCBF, the proxy statement to be used by Stone Street to solicit any required approval of its shareholders as contemplated by this Agreement (the "Proxy Statement") or any other document to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will contain when filed, or, in the case of the Proxy Statement, when it is first mailed to the shareholders of Stone Street, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective under the 1933 Act, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

       (b) CCBF shall (i) with the assistance of Stone Street, prepare and file with the SEC as soon as practicable the Registration Statement and the Proxy Statement, (ii) use its best efforts to cause the Registration Statement to become effective under the 1933 Act, and (iii) take any action required to be taken under any applicable state securities or "Blue Sky" Laws in connection therewith. Stone Street shall furnish CCBF with all information concerning Stone Street, the Stone Street Subsidiaries and the holders of Stone Street Common Stock, Stone Street Stock Options and MRP Rights, as CCBF may reasonably request in connection with the foregoing.

       (c) Each Party shall cooperate and use its respective best efforts (i) as soon as practicable to prepare all documentation, to effect all filings and to obtain all Regulatory Approvals and all other Permits and Consents of all third parties, Regulatory Authorities and other governmental authorities necessary to consummate the Merger, the Second Merger, the Bank Merger and the other transactions contemplated by this Agreement, and (ii) to cause the Merger, the Second Merger, the Bank Merger and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable. Each Party shall advise one another concerning all filings to be made by it and all other Consents and Permits required to be obtained by it, and shall promptly furnish the other Party with copies of all such filings and all correspondence and other communications in connection with all such filings, Consents, Permits, Orders and all Regulatory Approvals.

   7.9 Directors' and Shareholders' Approvals. Stone Street shall cause a duly called and noticed meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger (including the Plan of Merger), and related matters (the "Shareholders' Meeting"). Stone Street, as the shareholder of Mocksville, shall approve this Agreement and the Bank Merger (including the Bank Plan of Merger) promptly. CCBF shall cause a duly called and noticed meeting of its directors and CCBFC and CCB Bank shall cause duly called and noticed meetings of their directors and shareholder (which meetings shall be held prior to the Shareholders' Meeting) for the purposes of (a) the Boards of Directors of CCBF and CCB Bank voting upon ratification of their respective Executive Committee's adoption of this Agreement, and (b) the Board of Directors and shareholder of CCBFC and the shareholder of CCB Bank voting upon the Merger, the Bank Merger, the Second Merger and related matters (including the Plan of Merger and the Bank Plan of Merger). In connection with the Shareholders' Meeting, CCBF and Stone Street shall prepare the Proxy Statement and mail it to Stone Street's shareholders. The Board of Directors of Stone Street shall submit for approval of Stone Street's shareholders the matters to be voted upon at the Shareholders' Meeting, and shall, subject to its fiduciary obligations, recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval.

   7.10 Agreements of Affiliates. Stone Street shall Previously Disclose all Persons whom it reasonably believes is an "affiliate" of Stone Street for purposes of Rule 145 under the 1933 Act. Stone Street shall use its reasonable efforts to cause each such Person to deliver to CCBF not later than 30 days prior to the Effective Time, an Affiliate Agreement providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Stone Street Common Stock held by such Person except as contemplated by such Affiliate Agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CCB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and CCBF shall be entitled to place restrictive legends upon certificates for shares of CCBF Common Stock issued to affiliates of Stone Street pursuant to this Agreement to enforce the provisions of this Section 7.10). CCBF shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CCBF Common Stock by such affiliates.

   7.11 Delivery of Monthly Financial Statements. Within fifteen (15) days after the end of each calendar month occurring after the date of this Agreement and prior to the Effective Time, Stone Street shall deliver to CCBF its unaudited monthly consolidated financial statements normally generated by it for such month certified by its Chief Executive Officer. Such financial statements shall fairly present in all material respects the financial condition and results of operations of Stone Street on a consolidated basis on the dates and for the periods indicated in accordance with GAAP, subject to normal and recurring year-end audit adjustments.

   7.12 Tax-Free Reorganization. Each Party undertakes and agrees to use its best efforts to cause the Merger, the Bank Merger and the Second Merger to qualify as a Tax-free reorganization under Tax Code Section 368.

   7.13 Press Releases. CCBF and Stone Street shall promptly consult with each other as to the form and substance, and prior to the release or issuance, of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby. CCBF and Stone Street agree not to release or issue any such press release or other public disclosure without the approval of the other unless required by law.

   7.14 Exchange Listing. CCBF shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of CCB Common Stock and the CCB Rights attached thereto to be issued to the holders of Stone Street Common Stock pursuant to the Merger, and CCBF shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

   7.15 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. CCBF and Stone Street shall use, CCBF shall cause each of the CCBF Subsidiaries, and Stone Street shall cause each of the Stone Street Subsidiaries to use, their best efforts to obtain all Regulatory Approvals and all other Consents and Permits of third parties, including the NYSE, AMEX and Regulatory Authorities, necessary or, in the reasonable opinion of CCBF and Stone Street, desirable for the consummation of the transactions contemplated by this Agreement. After the Effective Time, CCBF shall cause appropriate documents to be delivered to holders of Stone Street Stock Options and MRP Rights to reflect the Rights to acquire CCBF Stock into which such Stone Street Stock Options and MRP Rights were converted. CCBF shall reserve shares of CCBF Stock sufficient to issue the requisite number of shares of CCBF Stock upon exercise of the former Stone Street Stock Options and MRP Rights and shall take appropriate action to cause such shares to be offered in a registered offering.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

   8.1    Indemnification and Insurance.

          (a) CCBF agrees to indemnify, defend and hold harmless Stone Street and the Stone Street Subsidiaries, and each of the present and former officers, directors, employees and agents of

Stone Street and the Stone Street Subsidiaries from and against all Indemnifiable Losses attributable to CCBF, CCBFC or CCB Bank. Stone Street agrees to indemnify, defend and hold harmless CCBF and the CCBF Subsidiaries, and each of the present and former officers, directors, employees and agents of CCBF and the CCBF Subsidiaries, from and against all Indemnifiable Losses attributable to Stone Street or a Stone Street Subsidiary.

          (b) In addition to the provisions of Section 8.1(a), after the Effective Time, the Resulting Corporation and the Surviving Bank shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Stone Street and Mocksville from and against all Indemnifiable Losses arising from or related to matters occurring at or prior to the Effective Time and, further, to indemnify such present and former officers, directors, employees and agents of Stone Street and Mocksville to the full extent then permitted under the Bank Act and NCBCA, including provisions relating to advances of expenses incurred in the defense of any action or suit.

          (c) CCBF shall maintain a policy or policies of directors' and officers' liability insurance (the "D&O Insurance") covering Persons who are currently covered by Stone Street's existing D&O Insurance, or shall otherwise continue D&O Insurance coverage for such Persons for a period of at least three
(3) years after the Effective Time, which coverage shall have terms at least as favorable as those of Stone Street's existing D&O Insurance in effect on the date hereof; provided, that CCBF shall not be obligated to make annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed 150% of the annual premium payments on Stone Street's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CCBF shall use its reasonable efforts to maintain the most advantageous policies of D&O Insurance obtainable for a premium equal to the Maximum Amount.

          (d) If the Resulting Corporation or the Surviving Bank or any of their respective successors or assigns (i) shall merge into any other Person and shall not be the continuing or surviving corporation or entity of such merger, or (ii) shall transfer all or substantially all of its Assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume the obligations set forth in this Section 8.1.

     8.2 Employee Contracts; Employee Benefits; Director Benefits. Following the Effective Time, the Resulting Corporation and the Surviving Bank each and together will continue to honor, and will assume and perform in accordance with their terms, all Previously Disclosed employment, severance, deferred compensation, split dollar insurance, salary continuation, consulting and other compensation Contracts between Stone Street or Mocksville and any current or former director, officer or employee thereof (including, but not limited to, the Stone Street Options Plans, the Retirement Payment Agreements between Stone Street and the members of its Board of Directors and the Supplemental Income Agreement between Mocksville and J. Charles Dunn), and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any Stone Street Benefit Plan; provided, however, that the Stone Street ESOP shall be terminated, unless prior to the Effective Time Stone Street and CCBF agree to continue the Stone Street ESOP or merger it with a plan of CCBF. The employment agreements between certain Stone Street's senior executive officers and Stone Street (or certain of Mocksville's senior executive officers and Mocksville) may be amended and restated effective as of the Effective Time in the forms mutually agreed upon by CCBF, Stone Street (or Mocksville) and such senior executive officers.

     8.3  Modification of Employee Benefits. Except as otherwise provided in
Section 8.2 or this Section 8.3, the Stone Street Benefit Plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that (i) the employees of Stone Street shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of CCBF and the CCBF Subsidiaries, (ii) in the event a Stone Street Benefit Plan is terminated, its affected participants shall become fully vested in accordance with ERISA and the Tax Code, with each participating Stone Street employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into an Individual Retirement Account or the appropriate CCBF Benefit Plan, on the same basis and applying the eligibility standards as would apply to the employees of CCBF and the CCBF Subsidiaries as if such employee's prior service to Stone Street had been performed on behalf of CCBF and the CCBF Subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Stone Street Benefit Plan is merged into a CCBF Benefit Plan, shall be entitled to participate in such CCBF Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of CCBF and the CCBF Subsidiaries. CCBF and Stone Street agree that the overall level of benefits offered or provided to the employees of Stone Street and the Stone Street Subsidiary under the CCBF Benefit Plans will be no less than that offered or provided to the present employees of CCBF and the CCBF Subsidiaries, and that for purposes of eligibility, qualification and vesting (but not for purposes of calculating the amount of benefits under any CCBF Pension Plan), the employees of Stone Street and the Stone Street Subsidiary shall receive credit for their periods of service to Stone Street or a Stone Street Subsidiary.

          For purposes of item (i) above, CCBF shall cause the relevant CCBF Benefit Plans (A) to waive any pre-existing condition limitations for conditions covered under the applicable Stone Street Benefit Plans, (B) to honor any deductible and out-of-pocket expenses incurred by the employees and their beneficiaries under the Stone Street Benefit Plans during the portion of 1999 preceding the Effective Time, and (C) with respect to any Stone Street Benefit Plan providing group term life insurance, to waive any medical certification for employees of Stone Street or a Stone Street Subsidiary up to the amount of term life insurance coverage such employees had under such Stone Street Benefit Plan at the Effective Time. Stone Street and CCBF may agree to (i) cause any Stone Street Benefit Plan to be terminated at or prior to the Effective Time; (ii) cause a CCBF Subsidiary chosen by CCBF to assume at the Effective Time any or all fiduciary positions with respect to any Stone Street Benefit Plan which will continue to have obligations to pay benefits following the Effective Time; and (iii) cause the merger of any cafeteria plan (within the meaning of Tax Code Section 125, and including any flexible spending account arrangement thereunder) maintained by Stone Street or any Stone Street Subsidiary with the similar plan of CCBF or a CCBF Subsidiary.

                                  ARTICLE IX

                                  CONDITIONS

     9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) The Boards of Directors of CCBF and CCB Bank shall ratify the adoption of this Agreement by their respective Executive Committees, the Board of Directors of CCBFC shall adopt this Agreement, and the shareholder of CCBFC and CCB Bank and the shareholders of Stone Street and the shareholder of Mocksville shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders by the votes required under the Bank Act, the Savings Bank Act and the NCBCA.

          (b) The Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby shall have received all Regulatory Approvals, including all required approvals by the Federal Reserve Board, Federal Reserve, the FDIC, the Commission, the Commissioner, the Savings Bank Administrator, the NYSE, the AMEX and any other Regulatory Authority whose approval is required for consummation of the transactions contemplated hereby, and no such Regulatory Approvals or other required approval shall have imposed any condition or requirement which would so materially adversely impact the economic benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable opinion of the Board of Directors of either CCBF or Stone Street the consummation of the Merger.

          (c) The Registration Statement shall have been declared effective by the SEC and CCBF shall have received all state securities or "Blue Sky" law Permits, or confirmations as to the availability of an exemption from registration requirements, as may be necessary to issue CCBF Common Stock and CCBF Rights pursuant to the terms of this Agreement. Neither the Registration Statement nor any such Permit or confirmation shall be subject to any stop order, threatened stop order, rescission or withdrawal by the SEC or any state securities or "Blue Sky" authority with competent jurisdiction.

          (d) No Party shall be subject to any Action which enjoins or prohibits the consummation of the Merger, the Bank Merger or the Second Merger or which could constitute a Material Adverse Event as to CCBF or Stone Street. No Action shall be pending or threatened which seeks to restrain or prohibit the Merger, the Bank Merger or the Second Merger or to obtain any substantial monetary or other relief in connection with this Agreement unless in the reasonable opinion of counsel to the Party wishing to proceed (which opinion shall be satisfactory in substance to the other Party in its reasonable judgment), such Action is likely to be resolved in such a way as to not deprive any Party of any of the material benefits to be derived from the consummation of the Merger, the Bank Merger or the Second Merger or in such a way which would not constitute a Material Adverse Event as to the Party subject thereto.

          (e) The shares of CCBF Common Stock (and attached CCBF Rights) issuable pursuant to the Merger shall have been approved for listing on the NYSE.

          (f) CCBF and Stone Street shall have received an opinion of KPMG Peat Marwick LLP or CCBF's legal counsel, satisfactory in form and substance to each of CCBF and Stone Street, to the effect that the Merger, the Bank Merger and Second Merger together will constitute a Tax-free reorganization within the meaning of Tax Code Section 368 and that (i) no gain or loss will be recognized by a shareholder of Stone Street to the extent that such shareholder receives CCBF Common Stock (and attached CCBF Rights) in exchange for such shareholder's Stone Street Common Stock in the Merger, except that gain or loss will be recognized on the receipt of cash that is received by Electing Holders rather than shares of CCBF Common Stock (and attached CCBF Rights) and that gain or loss will be recognized on the receipt of cash by any Stone Street shareholder that is received in lieu of fractional shares; any cash received by a shareholder of Stone Street in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in Stone Street Common Stock allocable to such fractional share interest; (ii) the tax basis of the shares of CCBF Common Stock (and attached CCBF Rights) received by each shareholder of Stone Street will equal the tax basis of such shareholder's shares of Stone Street Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged in the Merger; and (iii) the holding period for the shares of CCBF Common Stock (and attached CCBF Rights) received by each shareholder of Stone Street will include the holding period for the shares of Stone Street Common Stock of such shareholder exchanged in the Merger.

     9.2 Conditions to the Obligations of Stone Street and Mocksville. The obligations of Stone Street and Mocksville to effect the Merger, the Bank Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of CCBF, CCBFC and CCB Bank set forth in Article VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and Stone Street shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CCBF to that effect.

          (b) Performance of Obligations. CCBF, CCBFC and CCB Bank shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Effective Time, and Stone Street shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CCBF to that effect.

          (c) Legal Opinion. Stone Street shall have received from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to CCBF, CCBFC and CCB Bank, an opinion as to such matters as Stone Street and its counsel may reasonably request. In rendering the foregoing opinion, such counsel may rely as to questions of fact and of good standing upon the representations and warranties of CCBF, CCBFC and CCB Bank contained in this Agreement or upon the certificate of appropriate officers of CCBF, CCBFC and CCB Bank and of public officials.

          (d) Fairness Opinion. Stone Street shall have received the opinion of OMC, its financial advisor, that the consideration to be received by the shareholders of Stone Street as a result of the transactions contemplated by this Agreement is fair to the shareholders of Stone Street from a financial point of view. The opinion shall be in a form reasonably satisfactory to Stone Street and shall be dated as of the date of the Proxy Statement and confirmed as of a date within five (5) business days prior to the Effective Time.

     9.3 Conditions to the Obligations of CCBF, CCBFC and CCB Bank. The obligations of CCBF, CCBFC and CCB Bank to effect the Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Stone Street set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and CCBF, CCBFC and CCB Bank shall have received a certificate signed by the Chief Executive Officer of Stone Street to that effect.

          (b) Performance of Obligations. Stone Street and Mocksville shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time, and CCBF, CCBFC and CCB Bank shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Stone Street to that effect.

          (c) Legal Opinion. CCBF, CCBFC and CCB Bank shall have received from Poyner & Spruill, L.L.P., counsel to Stone Street and Mocksville, an opinion as to such matters as CCBF and its counsel may reasonably request. In rendering the foregoing opinion, such counsel may rely as to questions of fact and of good standing upon the representations and warranties of Stone Street and Mocksville contained in this Agreement or upon the certificate of appropriate officers of Stone Street and Mocksville and of public officials.

          (d) Affiliates Agreements. Stone Street shall have delivered to CCBF the Affiliates Agreements described in Section 7.10.

                                   ARTICLE X

                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger, the Bank Merger, the Second Merger and the other transactions contemplated hereby by the shareholder of CCBFC and CCB Bank or the shareholders of Stone Street, or the shareholders of any of the Parties, this Agreement may be terminated and such transactions abandoned at any time prior to the Effective Time:

          (a) by mutual consent of the Boards of Directors of CCBF and Stone Street;

          (b) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the Effective Time shall not have occurred on or before December 31, 1999;

          (c) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if any Regulatory Authority has denied approval of the Merger, the Bank Merger or the Second Merger or any Regulatory Approval (or any condition to the receipt of a Regulatory Approval) or an Order from any Regulatory Authority or any court having competent jurisdiction has imposed any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to CCBF and its shareholders or to Stone Street and its shareholders, as applicable, as to render inadvisable in the reasonable opinion, exercised in good faith, of the Boards of Directors of CCBF or the Board of Directors of Stone Street, as applicable, the consummation of the Merger, the Bank Merger and the Second Merger and such denial or imposition has become final and nonappealable;

          (d) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street in the event of a material breach by the other Party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after 30 days' written notice thereof is given to the Party committing such breach;

          (e) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if there has occurred an Action seeking to restrain the Merger, the Bank Merger or the Second Merger or an Action by a shareholder of CCBF or Stone Street to obtain material money damages should such transactions be consummated (unless counsel for the Party wishing to proceed with such transactions renders an opinion that such Action is likely to be resolved in a way which would not deprive any Party of the material benefits of the Merger or in a way which would not result in substantial money damages to one or more directors of such Party which would not be covered by D&O Insurance);

          (f) upon notice to the other Party, by the Board of Directors of CCBF or the Board of Directors of Stone Street if there has occurred a declaration of war by the United States of America or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America or the State of North Carolina; or

          (g) upon notice to Stone Street, by the Board of Directors of CCBF if the Environmental Costs exceed $500,000; provided, however, that if Stone Street delivers to CCBF within thirty (30) days from the date of delivery of such notice a fixed price contract from a reputable environmental remediation firm (which firm must have expertise, resources and financial capabilities reasonably acceptable to CCBF) providing for the curing of all indicated violations of Environmental Laws and all related remediation required by Environmental Laws and Environmental Agencies with respect to the Assets of Stone Street and the Stone Street Subsidiaries for an amount that is less than $500,000, then such notice of termination by the CCBF Board of Directors shall be deemed withdrawn and of no effect.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.6, Section 7.13,
Section 8.1(a), Section 10.3 and Section 10.4 (insofar as it applies to a termination under Section 10.1(d)) shall survive any such termination and abandonment, and (ii) no Party shall be relieved or released from any Liability arising out of a willful or grossly negligent breach of any provision of this Agreement.

     10.3 Expenses. Unless this Agreement is terminated as described in Section
10.4 and except as provided in the next following sentence, each Party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and the transactions contemplated hereby, including filing fees, printing and distribution costs, and consultant, financial advisor, legal, accounting and investment banking fees and expenses (the "Costs"). In the event of a termination and abandonment of this Agreement pursuant to the provisions of this Article X (except in the event of (i) a termination by CCBF pursuant to Section 10.1(d) or (g) or (ii) a wrongful termination by Stone Street), CCBF shall reimburse Stone Street for all direct, documented costs incurred by Stone Street that result from changes to the architectural and construction drawings, plans and specifications or the equipment, furniture and fixture (including the vault) specifications for the New Building requested by CCBF in anticipation of consummation of the Merger ("Building Costs").

     10.4 Wrongful Termination. Notwithstanding the provisions of Sections 10.2 and 10.3, and except as otherwise provided in Section 10.5, if the Merger, the Bank Merger and the Second Merger fail to be consummated because of the wrongful termination of this Agreement or a willful or grossly negligent breach by a Party of any representation, warranty, covenant, undertaking, term, agreement or restriction contained herein, then the Party wrongfully terminating or breaching this Agreement shall (i) reimburse the other Party for all of such other Party's Costs (and, if CCBF is the wrongfully breaching or terminating Party, it shall pay the Building Costs), and (ii) pay the other Party $250,000 as liquidated damages in full compensation of all other harm suffered by such Party as a result thereof. A termination of this Agreement under the provisions of Section 10.1, other than a termination under Section 10.1(d), shall not cause application of this Section 10.4.

     10.5 Termination Fee. If (a) this Agreement is terminated because Stone Street has entered theretofore into a letter of intent or an agreement with a Person other than CCBF that provides for such Person to acquire Stone Street or Mocksville, merge with or into Stone Street or Mocksville, or purchase all or substantially all of the Assets of Stone Street or Mocksville or (b) prior to termination of this Agreement Stone Street engages in negotiations relating to any such transaction and a letter of intent or agreement with respect thereto is entered into within twelve (12) months following the termination of this Agreement, and CCBF has not given written Consent to such negotiations by Stone Street pursuant to Section 7.2 hereof, then Stone Street shall pay to CCBF a termination fee of $1,225,500.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     11.1 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for Articles III and IV and Sections 7.11, 8.1, 8.2 and 8.3, none of the respective representations, warranties, obligations, covenants and agreements of the Parties thereto shall survive the Effective Time.

     11.2 Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than the provisions of Article III and Sections 8.1, 8.2 and 8.3, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than CCBF, CCBFC, CCB Bank, Stone Street, Mocksville, the Surviving Corporation, the Resulting Corporation and the Surviving Bank and their respective successors, any rights, remedies, or Liabilities under or by reason of this Agreement.

     11.3 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of them; provided, however, that the provisions hereof relating to the manner or basis in which shares of Stone Street Common Stock will be exchanged for CCBF Common Stock (and attached CCBF Rights) shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of Stone Street Common Stock without any requisite approval of the holders of the Stone Street Common Stock entitled to vote thereon.

     11.4 Waivers.

          (a) Prior to or at the Effective Time, CCBF, acting through its Board of Directors, Chief Executive Officer, or another officer authorized to so act by such Board, shall have the right to waive any Default in the performance of any term of this Agreement by Stone Street or Mocksville, to waive or extend the time for the compliance or fulfillment by Stone Street or Mocksville of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CCBF under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CCBF.

          (b) Prior to or at the Effective Time, Stone Street, acting through its Board of Directors, Chief Executive Officer, or another officer authorized to so act by such Board, shall have the right to waive any Default in the performance of any term of this Agreement by CCBF, CCBFC or CCB Bank, to waive or extend the time for the compliance or fulfillment by CCBF, CCBFC or CCB Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Stone Street under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Stone Street.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.5 No Assignment. None of the Parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

     11.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder):

          If to CCBF, CCBFC or CCB Bank:

                Ernest C. Roessler
                Chairman, President and Chief Executive Officer
                CCB Financial Corporation
                Post Office Box 931
                Durham, North Carolina 27702
                Telecopy:  (919)  683-7254

          With a required copy to:

               Robert A. Singer
               Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
               Post Office Box 26000
               Greensboro, North Carolina 27420-6000
               Telecopy:  (336)  378-1001

          If to Stone Street or Mocksville:

               J. Charles Dunn, President
               Stone Street Bancorp, Inc.
               232 South Main Street
               Mocksville, North Carolina 27028
               Telecopy: (336) 751-1362

          With a required copy to:

               Michael S. Colo
               Poyner & Spruill, L.L.P.
               130 S. Franklin Street
               Rocky Mount, North Carolina 27802
               Telecopy: (252) 446-4060

or to such other Person as any party shall specify by notice in writing to each of the other party. All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the United States mail when delivery is made by registered or certified mail, and (iii) upon transmission, when evidenced by a sender transmission completed confirmation, when made by facsimile transmission.

   11.7 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a Regulatory Authority or court of competent jurisdiction to be invalid, void, unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

   11.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the Laws of the State of North Carolina, except to the extent the Laws of the United States specifically apply.

   11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

   11.10 Captions; Articles; and Section. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

   11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

   11.12 Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, CCBF, CCBFC, CCB Bank, Stone Street and Mocksville have caused this Agreement to be signed by their respective officers, hereunto duly authorized, all as of the date first written above.

                                 CCB FINANCIAL CORPORATION


                                 By:  /s/ Ernest C. Roessler
                                      ---------------------------------------
                                      Ernest C. Roessler, Chairman, President
                                      and Chief Executive Officer

                                 CCBFC, INC.


                                 By:  /s/ Ernest C. Roessler
                                      ----------------------------------------
                                      Ernest C. Roessler, Chairman, President
                                      and Chief Executive Officer


                                 CENTRAL CAROLINA BANK AND TRUST
                                 COMPANY

                                 By:  /s/ Ernest C. Roessler
                                      ----------------------------------------
                                      Ernest C. Roessler, Chairman, President
                                      and Chief Executive Officer


                                 STONE STREET BANCORP, INC.


                                 By:  /s/ J. Charles Dunn
                                      ----------------------------------------
                                      J. Charles Dunn, President


                                 STONE STREET BANK & TRUST


                                 By:  /s/ J. Charles Dunn
                                      ----------------------------------------
                                      J. Charles Dunn, President

                                  APPENDIX A

                                Plan of Merger

                                PLAN OF MERGER
                                      OF
                                  CCBFC, INC.
                                 WITH AND INTO
                          STONE STREET BANCORP, INC.


I.   CORPORATIONS PARTICIPATING IN THE MERGER.

     CCBFC, Inc., a North Carolina corporation ("CCBFC" or the "Merging Corporation") and a wholly-owned subsidiary of CCB Financial Corporation ("CCBF"), shall merge with and into Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Section 55-11-06 of the North Carolina General Statutes.

II.  NAME OF SURVIVING CORPORATION.

     Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be Stone Street Bancorp, Inc. It is intended that the Surviving Corporation subsequently shall be merged with and into CCBF.

III. TERMS AND CONDITIONS OF THE MERGER.

     1. Subject to the terms and conditions of the Agreement of Combination, dated as of April 13, 1999, by and among CCBF, CCBFC, Central Carolina Bank and Trust Company ("CCB Bank"), Stone Street and Stone Street Bank & Trust, a wholly-owned subsidiary of Stone Street formerly known as Mocksville Savings Bank, Inc., SSB ("Mocksville") (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Combination, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.

     2. The Articles of Incorporation of Stone Street in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     3. The Bylaws of Stone Street in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     4. The officers and director of CCBFC in office immediately prior to the Effective Time shall be the officers and director of the Surviving Corporation.

IV.  EFFECTIVENESS OF THE MERGER.

     The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05 of the North Carolina General Statutes.

V.   CONVERSION AND EXCHANGE OF SHARES.

     As of the Effective Time, the outstanding shares of the corporations participating in the merger will be converted and exchanged as follows:

          1. Each outstanding share of the common stock of CCBFC shall be converted into a share of the common stock of Stone Street ("Stone Street Common Stock") by virtue of the merger. Any of the shares of common stock of CCBF ("CCBF Common Stock") and attached preferred stock purchase rights ("CCBF Rights") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

          2. (a) Each of the shares of Stone Street Common Stock outstanding immediately prior to the Effective Time (excluding shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by CCBF, CCBFC, CCB Bank, Stone Street or Mocksville or any of their subsidiaries) shall be converted into and become the right to receive (i) cash as provided in V.2.(c) below or (ii) that portion of a share of CCBF Common Stock and that percent a CCBF Right, as described in CCBF's Shareholder Rights Plan, amended and restated as of October 1, 1998, computed as follows: (x) if the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the date on which the Effective Time occurs (the "Closing Date") is equal to or more than $44.52 but equal to or less than $60.24, such percent shall equal $21.37 divided by such average CCBF Stock Price; (y) if the CCBF Stock Price for such ten
     (10) trading days is less than $44.52, such percent shall be .48; and (z) if the CCBF Stock Price for such ten (10) trading days is more than $60.24, such percent shall be .3548; provided, however, that if the amount of Environmental Costs shall be greater than $150,000, but less than $500,000, then each share of Stone Street Common Stock shall be converted into and become the right to receive that percent of a share of CCBF Common Stock (and the same percent of a CCBF Right) computed as follows: (A) if item (x) above is applicable, the percent shall be calculated by (i) dividing the Environmental Costs in excess of $150,000 (but no more than $350,000) by the number of the then outstanding shares of Stone Street Common Stock, (ii) subtracting the resulting quotient from $21.37, and (iii) dividing the resulting remainder by the average CCBF Stock Price described above; (B) if item (y) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii)
     dividing the resulting remainder by $35,013,719, and (iii) multiplying .48 by the resulting quotient; and (C) if item (z) above is applicable, the percent shall be calculated by (i) subtracting the Environmental Costs in excess of $150,000 (but no more than $350,000) from $35,013,719, (ii)
     dividing the resulting remainder by $35,013,719, and (iii) multiplying .3548 by the resulting quotient (the "Exchange Ratio").

          (b) Under the Mocksville Savings Bank, Inc., SSB Management Recognition Plan, the legal and beneficial ownership rights of the holder of each of the issued and outstanding shares of Stone Street Common Stock subject to a Management Recognition Plan Award shall vest as of the Effective Time. Accordingly, each such share shall be converted into cash as set forth in V.2.(c) or that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) determined under V.2.(a). Thereupon, each such Management Recognition Plan Award shall be deemed canceled and of no further force or effect.

          (c) Subject to the terms and conditions of the Agreement of Combination, the holder of a share of Stone Street Common Stock converted under V.2.(a) or under V.2(b) immediately prior to the Effective Time may elect as provided herein to receive for such share (i) that portion of a share of CCBF Common Stock (and that portion of an attached CCBF Right) calculated by application of the Exchange Ratio or (ii) cash equal to one
     (1) share of Stone Street Common Stock multiplied by the Exchange Ratio multiplied by the CCBF Stock Price for the ten (10) trading days ending on the last trading day prior to the Closing Date; provided, however that no more than 20% of such shares of Stone Street Common Stock may be converted into and become rights to receive cash rather than portions of shares of CCBF Common Stock (and attached CCBF Rights). In the event that holders of shares of Stone Street Common Stock described in V.2.(a) and V.2.(b) elect to receive cash ("Electing Holders") for more than 20% of such shares, then CCBF shall be required to accept for conversion to cash only the percentage of shares of each Electing Holder with respect to which such election was made ("Cash Election Shares") determined by (x) dividing the total number of Cash Election Shares by the total number of outstanding shares of Stone Street Common Stock, (y) dividing .20 by the quotient resulting under item
     (x), and (z) multiplying such Electing Holder's Cash Election Shares by the quotient resulting under item (y). Except as otherwise provided herein, each share of outstanding Stone Street Common Stock not converted unto the right to receive cash as provided in this V.2.(a) shall be converted into a right to receive a portion of a share of CCBF Common Stock (and a portion of an attached CCBF Right) as provided in V.2.(a) or V.2.(b).

          3. Any shares of any of the subsidiaries of CCBF, CCBFC, CCB Bank, Stone Street or Mocksville outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

          4. As of the Effective Time, all rights with respect to options to purchase shares of Stone Street Common Stock granted by Stone Street (the "Stone Street Stock Options") pursuant to stock option plans or other plans or agreements of Stone Street (the "Stone Street Option Plans"), which are outstanding immediately prior to the Effective Time in compliance with the Agreement of Combination, whether or not then exercisable, shall be converted into and become rights with respect to CCBF Common Stock (with attached CCBF Rights), and CCBF shall assume all obligations of Stone Street with respect to each Stone Street Stock Option, in accordance with the terms of the respective Stone Street Option Plan under which it was issued and the stock option agreement by which it may be evidenced. From and after the Effective Time, (i) each Stone Street Stock Option assumed by CCBF may be exercised solely for shares of the CCBF Common Stock (with attached CCBF Rights), (ii) the number of shares of the CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option shall be equal to the number of shares of Stone Street Common Stock subject to such Stone Street Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded up to the nearest whole share of CCBF Common Stock), and (iii) the per share exercise price under each such Stone Street Stock Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding to the nearest cent; provided, however, that the number of shares of CCBF Common Stock (with attached CCBF Rights) subject to each Stone Street Stock Option and the per share exercise price shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.

          5. Each holder of shares of Stone Street Common Stock converted into shares of CCBF Stock (and attached CCBF Rights) pursuant to the merger or of Stone Street Stock Options, who would otherwise have been entitled to receive a fraction of a share of the CCBF Common Stock and a fraction of a CCBF Right (after taking into account the aggregate of all certificates delivered or all Stone Street Stock Options held by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of the CCBF Common Stock multiplied by the market value of one share of the CCBF Common Stock as of the Effective Time, in the case of shares of Stone Street Common Stock converted pursuant to the merger, or the date of exercise, in the case of Stone Street Stock Options. The market value of one share of the CCBF Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the closing sales price of the CCBF Common Stock on the New York Stock
     Exchange - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any of the authoritative source selected by CCBF) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

          6. From and after the Effective Time, each holder of any of the shares of Stone Street Common Stock to be converted as provided in items 2., 4. and 5. above shall be entitled, upon presentation and surrender to CCBF of the certificates representing such shares, to receive in exchange therefor (a) cash and/or (b) certificates representing the number of whole shares of the CCBF Common Stock (with attached CCBF Rights), and a check representing the amount of cash for fractional shares, if any, into which such shares shall have been converted. The surrendered shares of Stone Street Common Stock shall be canceled. Until so surrendered, each outstanding certificate which prior to the Effective Time represented Stone Street Common Stock shall be deemed for all corporate purposes to evidence the right to receive cash and/or ownership of the number of shares of the CCBF Common Stock (with attached CCBF Rights) into which the same shall have been converted; provided, however, beginning on the 91st day after the date on which the Effective Time shall occur, no dividend or other distribution payable to the holders or record of the CCBF Common Stock (and attached CCBF Rights) at or as of any time after the Effective Time shall be paid to the holder of any certificate representing shares of Stone Street Common Stock issued and outstanding as of the Effective Time that have been converted into the rights to receive shares of CCBF Common Stock (and attached CCBF Rights) until such holder physically surrenders such certificate for exchange, promptly after which time all such dividends or distributions shall be paid (without interest). In the event any certificate representing shares to be converted pursuant to the merger shall have been lost, stolen or destroyed, upon receipt of appropriate indemnification therefor, cash and/or certificates representing the CCBF Common Stock (with attached CCBF Rights) will be paid or issued in exchange therefor as described above, along with a check representing cash in lieu of fractional shares, if any, and declared but unpaid dividends deliverable in respect of any shares of CCBF Common Stock (and attached CCBF Rights) into which such shares have been converted.

          7. The outstanding shares of Stone Street Common Stock are listed on the American Stock Exchange, Inc. Therefore, dissenters' rights are not available to the holders of such shares under Section 55-13-02(c) of the North Carolina General Statutes.

          8. Shares of Stone Street Common Stock held immediately prior to the Effective Time by CCBF, CCBFC or Stone Street or any of their subsidiaries, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled as of the Effective Time.

VI.  ABANDONMENT.

     This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Combination by CCBF, CCBFC and CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                  APPENDIX B

                              Plan of Bank Merger

                              PLAN OF BANK MERGER
                                       OF
                           STONE STREET BANK & TRUST
                                 WITH AND INTO
                    CENTRAL CAROLINA BANK AND TRUST COMPANY


I.   CORPORATIONS PARTICIPATING IN THE MERGER.

     Stone Street Bank & Trust (formerly known as Mocksville Savings Bank, Inc.,
SSB), a North Carolina savings bank ("Mocksville" or the "Merging Bank"), shall merge with and into Central Carolina Bank and Trust Company, a North Carolina commercial bank ("CCB Bank" or the "Surviving Bank"), pursuant to the provisions of, and with the effect provided under, Section 55-11-06, Sections 53-12, -13 and -17, and Section 54C-40 of the North Carolina General Statutes.

II.  NAME OF SURVIVING CORPORATION.

     Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Bank shall be "Central Carolina Bank and Trust Company."

III. TERMS AND CONDITIONS OF THE MERGER.

     1. Subject to the terms and conditions of the Agreement of Combination, dated as of April 13, 1999, by and between CCB Financial Corporation ("CCBF"), CCBFC, Inc., CCB Bank, Stone Street Bancorp, Inc. ("Stone Street") and Mocksville (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Combination, and except as continued in and merged into the Surviving Bank, the separate existence of the Merging Bank shall cease as of the Effective Time. The Surviving Bank, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Bank at the time of the merger. The Surviving Bank shall be responsible and liable for all liabilities of every kind and description of the Merging Bank, existing immediately prior to the Effective Time, to the extent provided by law.

     2. The Amended and Restated Articles of Incorporation (as amended) of CCB Bank in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     3. The Amended Bylaws (as amended) of CCB Bank in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     4. The directors and officers of CCB Bank shall be the directors and officers of the Surviving Bank, and shall serve in such capacities for the terms set forth in the Amended Bylaws (as amended) of CCB Bank.

IV.  EFFECTIVENESS OF THE MERGER.

     The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05, Section 53-13, and Section 54C-40 of the North Carolina General Statutes.

V.   CONVERSION AND EXCHANGE OF SHARES.

     As of the Effective Time, the outstanding shares of the parties participating in the merger will be converted and exchanged as follows:

          1. Any of the shares of common stock of CCB Bank ("CCB Bank Common Stock") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the Merger.

          2. Each of the shares of common stock of Mocksville ("Mocksville Common Stock") outstanding immediately prior to the Effective Time shall be canceled.

          3. Any shares of any of CCBF, CCBFC, Inc. or the subsidiaries of CCBF, CCBFC, Inc., CCB Bank or the Merging Bank outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

VI.  ABANDONMENT.

     This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Combination by CCBF, CCBFC, Inc., CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                  APPENDIX C

                        PLAN OF HOLDING COMPANY MERGER

                        PLAN OF HOLDING COMPANY MERGER
                                      OF
                          STONE STREET BANCORP, INC.
                                 WITH AND INTO
                           CCB FINANCIAL CORPORATION


I.   CORPORATIONS PARTICIPATING IN THE MERGER.

     Stone Street Bancorp, Inc., a North Carolina corporation (the "Merging Corporation") and a wholly-owned subsidiary of CCB Financial Corporation by virtue of the merger of CCBFC, Inc. with and into the Merging Corporation, shall merge with and into CCB Financial Corporation, a North Carolina corporation ("CCBF" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Sections 55-11-04 and 55-11-06 of the North Carolina General Statutes.

II.  NAME OF SURVIVING CORPORATION.

     Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be "CCB Financial Corporation."

III. TERMS AND CONDITIONS OF THE MERGER.

     4. Subject to the terms and conditions of the Agreement of Combination, dated as of April 13, 1999, by and among CCBF, the Merging Corporation, Central Carolina Bank and Trust Company ("CCB Bank"), CCBFC, Inc., a wholly-owned subsidiary of CCBF ("CCBFC"), and Mocksville Savings Bank, Inc., SSB ("Mocksville") (the "Agreement of Combination"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Combination, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.

     5. The Amended and Restated Articles of Incorporation, as amended, of CCBF in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     6. The Amended Bylaws (as amended) of CCBF in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     4. The directors and officers of CCBF shall be the directors and officers of the Surviving Corporation, and shall serve in such capacities for the terms set forth in the Amended Bylaws (as amended) of CCBF.

IV.  EFFECTIVENESS OF THE MERGER.

     The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of North Carolina as required under Section 55-11-05 of the North Carolina General Statutes.

V.   CONVERSION AND EXCHANGE OF SHARES.

     As of the Effective Time, the outstanding shares of the parties participating in the merger will be converted and exchanged as follows:

          1. Any of the shares of common stock of CCBF ("CCBF Common Stock") outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

          2. Each of the shares of common stock of the Merging Corporation outstanding immediately prior to the Effective Time shall be canceled.

          3. Any shares of CCBF or any of its subsidiaries (other than the Merging Corporation) outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

VI.  ABANDONMENT.

     This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Combination by CCBF, CCBFC, CCB Bank, by Stone Street and Mocksville, or by all such parties in accordance with the terms thereof.

                                  APPENDIX D

                              AFFILIATE AGREEMENT

CCB Financial Corporation
111 Corcoran Street
Durham, North Carolina 27701

Attention:  Ernest C. Roessler
         Chairman, President and Chief Executive Officer

Ladies and Gentlemen:

     The undersigned is a shareholder of Stone Street Bancorp, Inc., a North Carolina corporation ("Stone Street'), and will become a shareholder of CCB Financial Corporation ("CCB"), a North Carolina corporation, pursuant to the transactions described in the Agreement of Combination, dated as of April 13, 1999 (the "Agreement"), by and between CCB and Stone Street. Under the terms of the Agreement, CCBFC, Inc., a CCB subsidiary, will be merged into Stone Street (the "Merger"), and the shares of the common stock of Stone Street ("Stone Street Common Stock") will be converted into and exchanged for cash and/or shares of the common stock of CCB ("CCB Common Stock") and attached preferred stock purchase rights (the "CCB Rights"). Stone Street subsequently will be merged into CCB. This Affiliate Agreement represents an agreement between the undersigned and CCB regarding certain rights and obligations of the undersigned in connection with any shares of CCB Common Stock to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and CCB hereby agree as follows:

     1.   Affiliate Status. The undersigned understands and agrees that as to
          ----------------
Stone Street he may be an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undesigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2.   Covenants and Warranties of Undersigned. The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) The CCB Common Stock to be received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

          (b) CCB has informed the undersigned that any distribution by the undersigned of CCB Common Stock has not been registered under the 1933 Act and that shares of CCB Common Stock received pursuant to the Merger may be sold by the undersigned only (1) following registration of a distribution of such shares under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that CCB
                                            ------------------------------------
     is under no obligation to file a registration statement with the SEC
     --------------------------------------------------------------------
     covering the disposition of the undersigned's shares of CCB Common Stock or
     ---------------------------------------------------------------------------
     to take any other action necessary to make compliance with an exemption
     ---------------------------------------------------------------------------
     from such registration available.
     --------------------------------

          (c) The undersigned is aware that CCB intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as CCB for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations require "continuity of interest" in order for the Merger to be treated as tax-free under Section Code 368. This requirement is satisfied if, taking into account those Stone Street shareholders who receive cash in exchange for their stock or who receive cash in lieu of fractional shares, there is no plan or intention on the part of the Stone Street shareholders to sell or otherwise dispose of the CCB Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 80% of the total fair market value of the Stone Street Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his CCB Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     3.   Restrictions on Transfer. The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of CCB Common Stock received by the undersigned pursuant to the Merger will be given to CCB's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) such distribution is the subject of an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of CCB) or (ii) Rule 144
                                    ---
     (in the case of shares issued to an individual who is an affiliate of CCB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for CCB that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing CCB securities issued subsequent to the original issuance of the CCB Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the CCB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rule 144 and 145 are amended to eliminate restrictions applicable to the CCB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restriction period set forth in Rule 145(d), CCB, upon the request of the undersigned, will cause the certificates representing the shares of CCB

Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by CCB of an opinion of its counsel to the effect that such legend may be removed.

     4.   Understanding of Restrictions on Dispositions. The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of CCB Common Stock to be received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Stone Street.

     5.   Filing of Reports by CCB. CCB agrees, for a period of three years
          ------------------------
after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of CCB Common Stock to be issued to the undersigned pursuant to the Merger.

     6.   Transfer Under Rule 145(d). If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of CCB Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for CCB Common Stock together with such additional information as the Transfer Agent may reasonably request. If CCB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), CCB shall cause such counsel to provide such opinions as may be necessary to CCB's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     7.   Acknowledgments. The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to all shares of the capital stock of Stone Street and CCB that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the spouse of the undersigned, (ii) any relative of the undersigned or of the spouse of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Stone Street or becomes a director or officer of CCB upon consummation of the Merger, among other things, any sale of CCB Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

     8.   Miscellaneous. This Affiliate Agreement is the complete agreement
          -------------
between CCB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of North Carolina.

     This Affiliate Agreement is executed as of the ___ day of _______________, 1999.

                               Very truly yours,


                               ___________________________________________
                               (Name)

                               ___________________________________________
                               (Address)


                               [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]


                               ____________________________________________
                               Name:


                               ____________________________________________
                               Name:


                               ____________________________________________
                               Name:

AGREED TO AND ACCEPTED
as of _________________, 1999.


________________________________

By:_____________________________